                                                                   Exhibit 10.1

                                                                  EXECUTION COPY



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of May 14, 2002


                                      among


                             GIANT INDUSTRIES, INC.,


                             BANK OF AMERICA, N.A.,
                         as Administrative Agent and as
                          Letter of Credit Issuing Bank

                                       and

                           THE LENDERS PARTIES HERETO




                                   BNP PARIBAS
                                       and
                              FLEET NATIONAL BANK,
                              Co-Syndication Agents



                         BANC OF AMERICA SECURITIES LLC,
                             Sole Lead Arranger and
                                Sole Book Manager

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I   DEFINITIONS......................................................1
      1.01  Certain Defined Terms............................................1
      1.02  Other Interpretive Provisions...................................23
      1.03  Accounting Principles...........................................24

ARTICLE II  THE CREDITS.....................................................24
      2.01  Amounts and Terms of Commitments................................24
      2.02  Loan Accounts...................................................24
      2.03  Procedure for Borrowing.........................................25
      2.04  Conversion and Continuation Elections...........................25
      2.05  Termination or Reduction of Commitments.........................26
            (a)  Voluntary Termination or Reduction.........................26
            (b)  Additional Provisions......................................26
      2.06  Optional Prepayments............................................26
      2.07  Borrowing Base Determinations; Deposit Account Triggering Event;
            Mandatory Prepayments of Loans..................................27
      2.08  Repayment.......................................................28
            (a)  Principal..................................................28
            (b)  Interest...................................................28
      2.09  Fees............................................................28
            (a)  Arrangement, Agency Fees...................................28
            (b)  Commitment Fees............................................28
      2.10  Computation of Fees and Interest................................29
      2.11  Payments by the Company.........................................29
      2.12  Payments by the Lenders to the Administrative Agent.............30
      2.13  Sharing of Payments, Etc........................................30
      2.14  Security and Guaranty...........................................31
      2.15  Concentration Account...........................................31

ARTICLE III THE LETTERS OF CREDIT...........................................32
      3.01  The Letter of Credit Facility...................................32
      3.02  Issuance, Amendment and Renewal of Letters of Credit............33
      3.03  Existing Letters of Credit, Risk Participations,
            Drawings and Reimbursements ....................................34
      3.04  Repayment of Participations.....................................35
      3.05  Role of the Issuing Bank........................................36
      3.06  Obligations Absolute............................................36
      3.07  Cash Collateral Pledge..........................................37
      3.08  Letter of Credit Fees...........................................38
      3.09  Applicability of ISP98 and UCP..................................38

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY..........................38
      4.01  Taxes...........................................................38
      4.02  Illegality......................................................39
      4.03  Increased Costs and Reduction of Return.........................40

      4.04  Funding Losses..................................................40
      4.05  Inability to Determine Rates....................................41
      4.06  Certificates of Lenders.........................................41
      4.07  Substitution of Lenders.........................................41
      4.08  Survival........................................................42

ARTICLE V   CONDITIONS PRECEDENT............................................42
      5.01  Conditions of Initial Credit Extensions.........................42
            (a)  Credit Agreement, Notes, Guaranty, Deposit Account
            Control Agreements, Yorktown Intercreditor Agreement and
            Perfection Certificate..........................................42
            (b)  Resolutions; Incumbency; Organization Documents............42
            (c)  Certificate (Organization, Qualification and Good Standing)42
            (d)  Legal Opinions.............................................42
            (e)  Payment of Fees............................................43
            (f) Certificate (Representations and Warranties, Etc.)..........43
            (g)  Certificate (Consents and Approvals, etc.).................43
            (h)  Certificate (Closing of Yorktown Acquisition and,
            Yorktown Term Loan) ............................................43
            (i) Copy of Yorktown Acquisition Documents and,
            Yorktown Term Loan Documents ...................................43
            (j) Certificate (Compliance with Indentures)....................44
            (k)  Satisfaction with Financial Condition......................44
            (l) Borrowing Base Report.......................................44
            (m)  Certificate and Financial Statements.......................44
            (n)  Collateral Documents.......................................44
            (o)  Completion of Field Audit..................................45
            (p)  Other Documents............................................45
      5.02  Conditions to All Credit Extensions.............................45
            (a)  Notice, Application........................................45
            (b)  Continuation of Representations and Warranties.............45
            (c)  No Existing Default........................................45
            (d)  No Material Adverse Effect.................................45
            (e)  No Future Advance Notice...................................45

ARTICLE VI  REPRESENTATIONS AND WARRANTIES..................................46
      6.01  Corporate Existence and Power...................................46
      6.02  Corporate Authorization; No Contravention.......................46
      6.03  Governmental Authorization......................................46
      6.04  Binding Effect..................................................46
      6.05  Litigation......................................................46
      6.06  No Default......................................................47
      6.07  ERISA Compliance................................................47
      6.08  Use of Proceeds; Margin Regulations.............................47
      6.09  Title to Properties.............................................47
      6.10  Taxes ..........................................................47
      6.11  Financial Condition.............................................48
      6.12  Environmental Matters...........................................48
      6.13  Regulated Entities..............................................48
      6.14  No Burdensome Restrictions......................................48

      6.15  Copyrights, Patents, Trademarks and Licenses, etc...............48
      6.16  Subsidiaries....................................................49
      6.17  Insurance ......................................................49
      6.18  Full Disclosure.................................................49
      6.19  Solvency........................................................49
      6.20  Labor Relations.................................................49
      6.21  Collateral Documents............................................49
      6.22  Yorktown Acquisition Documents..................................49

ARTICLE VII AFFIRMATIVE COVENANTS...........................................50
      7.01  Financial Statements............................................50
      7.02  Certificates; Field Audits; Other Information...................50
      7.03  Notices.........................................................51
      7.04  Preservation of Corporate Existence, Etc........................52
      7.05  Maintenance of Property.........................................52
      7.06  Insurance; Insurance and Condemnation Proceeds..................52
      7.07  Payment of Obligations..........................................54
      7.08  Compliance with Laws............................................54
      7.09  Compliance with ERISA...........................................54
      7.10  Inspection of Property and Books and Records; Field Audit.......54
      7.11  Environmental Laws..............................................54
      7.12  New Subsidiary Guarantors; New Subsidiary Security Agreements...55
      7.13  Use of Proceeds.................................................55
      7.14  Subordinated Indebtedness.......................................55
      7.15  Further Assurances..............................................55

ARTICLE VIII    NEGATIVE COVENANTS..........................................56
      8.01  Limitation on Liens.............................................56
      8.02  Disposition of Assets...........................................57
      8.03  Consolidations and Mergers......................................57
      8.04  Loans and Investments...........................................58
      8.05  Limitation on Indebtedness......................................58
      8.06  Transactions with Affiliates....................................59
      8.07  Use of Proceeds.................................................59
      8.08  [Intentionally Blank]...........................................59
      8.09  Restricted Payments.............................................59
      8.10  Subsidiary Dividends............................................59
      8.11  Subordinated Notes..............................................60
      8.12  Minimum Consolidated Net Worth..................................60
      8.13  Minimum Fixed Charge Coverage Ratio.............................60
      8.14  Total Leverage Ratio............................................60
      8.15  Senior Leverage Ratio...........................................60
      8.16  ERISA...........................................................60
      8.17  Change in Business..............................................61
      8.18  Accounting Changes..............................................61

ARTICLE IX  EVENTS OF DEFAULT...............................................61
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                                    - iii -

      9.01  Event of Default................................................61
            (a)  Non-Payment................................................61
            (b)  Representation or Warranty.................................61
            (c)  Specific Defaults..........................................61
            (d)  Other Defaults.............................................61
            (e)  Cross-Default..............................................62
            (f)  Insolvency; Voluntary Proceedings..........................62
            (g)  Involuntary Proceedings....................................62
            (h)  ERISA......................................................63
            (i)  Monetary Judgments.........................................63
            (j)  Change of Control..........................................63
            (k)  Loss of Permit.............................................63
            (l)  Adverse Change.............................................63
            (m)  Guaranty Default...........................................63
            (n)  Invalidity of Subordination Provisions.....................63
            (o)  Prepayment of Subordinated Notes...........................63
            (p)  Collateral.................................................64
      9.02  Remedies........................................................64
      9.03  Rights Not Exclusive............................................65

ARTICLE X   THE AGENT.......................................................65
      10.01   Appointment and Authorization.................................65
      10.02   Delegation of Duties..........................................65
      10.03   Liability of Administrative Agent.............................65
      10.04   Reliance by Administrative Agent..............................66
      10.05   Notice of Default.............................................66
      10.06   Credit Decision...............................................66
      10.07   Indemnification; Certain Depository Bank Matters..............67
      10.08   Administrative Agent in Individual Capacity...................68
      10.09   Successor Administrative Agent................................68
      10.10   Foreign Lenders...............................................68
      10.11   Collateral Matters............................................69
      10.12   Field Audit and Examination Reports; Disclaimer by Lenders....70

ARTICLE XI  MISCELLANEOUS...................................................71
      11.01   Amendments and Waivers........................................71
      11.02   Notices.......................................................72
      11.03   No Waiver; Cumulative Remedies................................73
      11.04   Costs and Expenses............................................73
      11.05   Indemnity.....................................................73
      11.06   Payments Set Aside............................................74
      11.07   Successors and Assigns; Assignments, Participations, etc......75
      11.08   Confidentiality...............................................76
      11.09   Set-off.......................................................77
      11.10   Interest......................................................78
      11.11   Indemnity and Subrogation.....................................78
      11.12   Automatic Debits of Fees......................................78

      11.13   Notification of Addresses, Lending Offices, Etc...............79
      11.14   Counterparts..................................................79
      11.15   Severability..................................................79
      11.16   No Third Parties Benefitted...................................79
      11.17   GOVERNING LAW.................................................79
      11.18   CERTAIN WAIVERS...............................................80
      11.19   Assignment....................................................80
      11.20   Entire Agreement..............................................81

SCHEDULES

Schedule 1.01     Preferred Eligible Account Obligors
Schedule 1.01(A)  Scheduled Adjustments to Consolidated EBITDA
Schedule 2.01     Commitments
Schedule 2.02     Pricing Chart
Schedule 3.03     Existing Letters of Credit
Schedule 5.01     Post Closing Requirements
Schedule 6.11     Undisclosed Liabilities
Schedule 6.16     Subsidiaries and Minority Interests
Schedule 8.01     Permitted Liens
Schedule 8.04     Permitted Loans and Investments
Schedule 8.05     Certain Permitted Indebtedness
Schedule 11.02    Addresses for Notices


EXHIBITS

Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D-1       Form of Legal Opinion of Company's Counsel
Exhibit D-2       Form of Legal Opinion of Company's Special Counsel
Exhibit D-3       Form of Legal Opinion of Company's Special New York Counsel
Exhibit E         Form of Assignment and Assumption
Exhibit F         Form of Note
Exhibit G         Form of Guaranty Agreement
Exhibit H         Form of Borrowing Base Report
Exhibit I-1       Form of Security Agreement (Parent)
Exhibit I-2       Form of Security Agreement (Subsidiary)
Exhibit J         Form of Yorktown Intercreditor Agreement
Exhibit K         Form of Deposit Account Control Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 14, 2002, among GIANT INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time parties to this Agreement (collectively, the "LENDERS"; individually, a "LENDER"), and BANK OF AMERICA, N.A., as administrative agent for the Lenders and as Letter of Credit Issuing Bank.

         WHEREAS, the Company, as borrower, Bank of America, N.A., as administrative agent and as a lender, and certain other agents and lenders are parties to that certain Credit Agreement dated as of December 23, 1998, as amended by that certain First Amendment to Credit Agreement dated as of December 17, 1999 (the "ORIGINAL CREDIT AGREEMENT"); and

         WHEREAS, the Company, as borrower, Bank of America, N.A., as administrative agent and as a lender, and certain other agents and lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 19, 2001, which amended and restated the Original Credit Agreement (the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, the Company has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to refinance, rearrange, increase and extend the obligations and indebtedness outstanding thereunder, all subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Certain Defined Terms. The following terms have the following meanings:

                  "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of the acquiree's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquirer the power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or a Subsidiary of the Company is the surviving entity.

                  "ADMINISTRATIVE AGENT" means Bank of America, N.A. in its capacity as agent for the Lenders hereunder, and any successor agent arising under SECTION 10.09.

                  "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 11.02 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire, an Administrative Details Reply Form or similar form supplied by the Administrative Agent to each Lender.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "AGENT-RELATED PERSONS" means Bank of America and any successor Administrative Agent arising under SECTION 10.09 and any successor Letter of Credit Issuing Bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGREEMENT" means this Second Amended and Restated Credit Agreement, as renewed, extended, amended or restated from time to time.

                  "ALBUQUERQUE TERMINAL" means the terminal owned and operated by Giant Mid-Continent, located in or near Albuquerque, New Mexico.

                  "APPLICABLE MARGIN" means with respect to Base Rate Loans and Offshore Rate Loans, respectively, the specified percent per annum therefor set forth in SCHEDULE 2.02 corresponding to the applicable pricing level determined in accordance therewith.

                  "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                  "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 11.07), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "AVAILABILITY" means, at any time, the sum of (a) the lesser of (i) the Lenders' aggregate Commitments and (ii) the Borrowing Base, minus (b) the sum of (i) the Effective Amount of all outstanding Revolving Loans and (ii) the Effective Amount of all Letter of Credit Obligations.

                  "BANK OF AMERICA" means Bank of America, N.A., a national banking association.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE LOAN" means a Revolving Loan or an L/C Advance that bears interest based on the Base Rate.

                  "BLOOMFIELD REFINERY" means the refinery owned by San Juan Refining Company, and operated by Giant Arizona, located in or near Farmington, New Mexico.

                  "BNY $150,000,000 INDENTURE" means that certain Indenture dated August 26, 1997, between the Company, as Issuer, The Bank of New York, as Trustee, and others evidenced by the BNY $150,000,000 Subordinated Notes.

                  "BNY $200,000,000 INDENTURE" means that certain Indenture dated May 14, 2002, between the Company, as Issuer, The Bank of New York, as Trustee, and others evidenced by the BNY $200,000,000 Subordinated Notes.

                  "BNY $150,000,000 SUBORDINATED NOTES" means the $150,000,000 9% Senior Subordinated Notes due 2007 issued by the Company under the BNY $150,000,000 Indenture.

                  "BNY $200,000,000 SUBORDINATED NOTES" means the $200,000,000 11% Senior Subordinated Notes due 2012 issued by the Company under the BNY $200,000,000 Indenture.

                  "BNY $200,000,000 SUBORDINATED NOTES OFFERING" means the issuance and sale of the BNY $200,000,000 Subordinated Notes pursuant to the BNY $200,000,000 Indenture.

                  "BORROWING" means a borrowing hereunder consisting of Revolving Loans of the same Interest Rate Type made to the Company on the same day by the Lenders under ARTICLE II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                  "BORROWING BASE" means the amount calculated weekly pursuant to SECTION 2.07(A) based upon information contained in the Borrowing Base Report.

                  "BORROWING BASE REPORT" means a report substantially in the form of EXHIBIT H hereto.

                  "BORROWING DATE" means any date on which a Borrowing occurs under ARTICLE II.

                  "BROKER" means a broker or securities intermediary that has entered into an Investment Account Control Agreement.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close under the Laws of, or are in fact closed in, Dallas, Texas or such other state where the Administrative Agent's office for payments may be located, and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITAL EXPENDITURES" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements thereof) during such period computed in accordance with GAAP.

                  "CAPITAL LEASE" means a capital lease as determined in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings.

                  "CASH EQUIVALENTS" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's at the time of acquisition; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (d) repurchase agreements with a term of not more than seven days for underlying securities of the types described in CLAUSES (A) and (B) above; and (e) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in CLAUSES (A) through (C) above.

                  "CHANGE OF CONTROL" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "GROUP"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange
Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), represent more than fifty percent (50%) of the combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined). As herein defined,

"Continuing Director" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "CINIZA REFINERY" means the refinery owned and operated by Giant Arizona, located in or near Gallup, New Mexico.

                  "CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 5.01 and 5.02 are satisfied or waived by all Lenders (or, in the case of SUBSECTION 5.01(e), waived by the Person entitled to receive such payment).

                  "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, whether under this Agreement or under any other document executed by any such Person and delivered to the Administrative Agent or the Lenders.

                  "COLLATERAL DOCUMENTS" means, collectively, (a) the Security Agreement, the Guaranty and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements executed by the Company or any Subsidiary or any Guarantor for the benefit of the Lenders now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders as secured party, and
(b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                  "COMMITMENT" as to each Lender has the meaning specified in
SECTION 2.01.

                  "COMMITMENT FEE" has the meaning set forth in SUBSECTION 2.09(b).

                  "COMMODITY SWAP" means any commodity swap, commodity option or commodity forward contract (including any option to enter into any of the foregoing).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

                  "CONCENTRATION ACCOUNT" has the meaning set forth in SECTION 2.15.

                  "CONSOLIDATED EBITDA" means, for the relevant period, (a) the sum of (i) the Consolidated Net Income for such period, (ii) Consolidated Interest Expense, (iii) all taxes measured by income to the extent included in the determination of such Consolidated Net Income, (iv) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent deducted in the determination of such Consolidated Net Income for the relevant period, and (v) non-cash losses associated with asset dispositions to the extent deducted in the determination of Consolidated Net Income for the relevant period, minus (b) non-cash gains associated with asset dispositions to the extent included in the determination of Consolidated Net Income for the relevant period. Consolidated EBITDA for the fiscal quarters ended on March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be adjusted on a pro forma basis to take into account the Yorktown Acquisition, as set forth on SCHEDULE 1.01(A) attached hereto.

                  "CONSOLIDATED FUNDED INDEBTEDNESS" means, for the Company and its Consolidated Subsidiaries, at any time, without duplication, the sum of: (a) all Indebtedness (other than Indebtedness of the type described in CLAUSE
(h)(ii) of the definition of Indebtedness), (b) obligations to redeem or purchase any stock or other equity security of the Company or a Subsidiary, and
(c) any guaranty obligations in respect of any of the foregoing.

                  "CONSOLIDATED INTEREST EXPENSE" means for the relevant period, for the Company and its Consolidated Subsidiaries, without duplication, (a) the sum of (i) all interest in respect of Indebtedness and all imputed interest with respect to Capital Leases accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and bankers' acceptances), (ii) the net amount payable (or minus the net amount receivable) under all Swap Contracts (other than Commodity Swaps) during such period (whether or not actually paid or received during such period), and (iii) all dividends paid, declared or otherwise accrued in respect of preferred stock, minus (b) all fees and financing costs amortized during such period related to the incurrence of Indebtedness, to the extent such non-cash costs are included in the calculation of interest expense.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP determined as of such date.

                  "CONSOLIDATED RENTS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company and its Consolidated Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases).

                  "CONSOLIDATED SENIOR INDEBTEDNESS" means Consolidated Funded Indebtedness, other than Indebtedness evidenced by the Subordinated Notes.

                  "CONSOLIDATED SUBSIDIARIES" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

                  "CONSOLIDATED TANGIBLE NET WORTH" means Consolidated Net Worth, minus the net book value of all assets of the Company and its Consolidated Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of such time in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other similar obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); or (b) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL NOTICE" has the same meaning set forth in SECTION 2.07(c)(ii).

                  "CONVERSION/CONTINUATION DATE" means any date on which, under
SECTION 2.04, the Company (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "CREDIT EXTENSION" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DEFAULT RATE" has the meaning set forth in SUBSECTION 2.08(b)(iii).

                  "DEPOSIT ACCOUNT CONTROL AGREEMENT" means a Deposit Account Control Agreement substantially in the form of EXHIBIT K hereto, or any other agreement in form and substance satisfactory to the Administrative Agent serving a similar purpose, among the Company, the Administrative Agent, and a Depository Bank.

                  "DEPOSIT ACCOUNT TRIGGERING EVENT" has the meaning set forth in SECTION 2.07(c).

                  "DEPOSITORY BANK" means a bank, savings bank, savings and loan association, credit union, trust company, or other depository institution that has entered into a Deposit Account Control Agreement.

                  "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United States.

                  "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date under such facility; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "ELIGIBLE ACCOUNT OBLIGOR" means, on any date, any Person obligated to pay a Receivable (i) that is not the Company, a Subsidiary or Affiliate of the Company; (ii) that has not filed for, and is not currently the object of, a proceeding relating to its bankruptcy, insolvency, reorganization, winding-up or composition or reorganization of debts; (iii) that is in good standing with the Company and its Subsidiaries and satisfies all applicable credit standards of the Company and its Subsidiaries; and (iv) for which not more than 50% of the aggregate value of the Receivables of such Account Obligor have not been paid by the date 30 days after the respective due dates therefor.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means, on any date, all Receivables denominated in Dollars payable by Eligible Account Obligors, except:
(i) billed Receivables that have not been paid by the date 30 days after the respective due dates therefor; (ii) any Receivable subject to any asserted defense, dispute, claim, offset or counterclaim, provided that, if any such defense, dispute, claim, offset or counterclaim is asserted with respect to such Receivable in an amount equal to a sum certain, then such Receivable shall be an Eligible Account Receivable to the extent the face amount thereof exceeds such sum certain; (iii) all such Receivables subject to any repurchase or return arrangement; (iv) Receivables of each Eligible Account Obligor to the extent that the Receivables of such Eligible Account Obligor exceed 10% of all Receivables; (v) all Receivables that are payable by their terms more than 30 days from the respective invoice dates therefor; (vi) any Receivable in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (vii) any Receivable of a Subsidiary with respect to which any event described in SUBSECTION 9.01(f) or (g) shall have occurred and be continuing; (viii) Receivables with respect to which the account debtor is not a Person resident in the United States; (ix) Receivables with respect to which goods have been placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (x) Receivables with respect to which an invoice has not been sent prior to the date of any Borrowing Base Report in which such Receivable is included for purposes of calculation of the Borrowing Base; (xi) Receivables which represent obligations of local, state or federal Governmental Authorities, unless such Governmental Authority is a Governmental Authority of the United States of America and such Governmental Authority has properly acknowledged the receipt of the assignment of Eligible Accounts Receivables in compliance with the Federal Assignment of Claims Act with respect thereto; (xii) Receivables which arise out of any contract or order which, by its terms, forbids or makes void or unenforceable any assignment by the Company to the Administrative Agent, for the benefit of Lenders, of the Receivable arising with respect thereto; (xiii) Receivables evidenced by any instrument, unless such instrument has been delivered to the Administrative Agent for the benefit of the Lenders, and (xiv) Receivables that are otherwise identified as unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of the Commitment, the L/C Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "ELIGIBLE REFINERY HYDROCARBON INVENTORY" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Feedstocks, Intermediate Products and Refined Products (excluding (a) any and all Feedstocks, Intermediate Products and Refined Products in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (b) any and all Feedstocks, Intermediate Products and Refined Products located on leased premises (other than Refined Product at leased service stations and travel centers operated by the Company or one of its Subsidiaries), or held by a bailee or otherwise subject to any third party interest, with respect to which any landlord's waiver or other third party agreement requested by Secured Party or the Majority Lenders shall not have been furnished, and (c) Feedstocks, Intermediate Products and Refined Products of any Subsidiary with respect to which any event described in SUBSECTION 9.01(f) or (g) shall have occurred and be continuing), owned by the Company and its Subsidiaries (other than "inactive" Subsidiaries) in field production tanks, storage tanks and lines (including line fills but excluding basic sediment and water and slop oil), stored at the Bloomfield Refinery, the Ciniza Refinery, the Yorktown Refinery, the Company's or its Subsidiaries' bulk plants, service stations and travel centers (excluding cardlocks), the Albuquerque Terminal, the Flagstaff Terminal and other Refined Products terminals owned or leased by the Company or its Subsidiaries, or at such other locations as may be approved from time to time by the Majority Lenders, provided, however, that such Feedstocks, Intermediate Products and Refined Products are not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or otherwise unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

                  "ELIGIBLE LUBRICANTS INVENTORY" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Lubricants (excluding (a) any and all Lubricants in which the Lenders do not have a valid and perfected first priority security interest, except that such security interest may be subject to statutory Liens in respect of First Purchase Crude Payables that are not delinquent; (b) any and all Lubricants located on leased premises or held by a bailee or otherwise subject to any third party interest, with respect to which any landlord's waiver or other third party agreement requested by Secured Party or the Majority Lenders shall not have been furnished, and (c) Lubricants of any Subsidiary with respect to which any event described in SUBSECTION 9.01(f) or
(g) shall have occurred and be continuing), owned by the Company and its Subsidiaries (other than "inactive" Subsidiaries) in field production tanks, storage tanks and lines (including line fills but excluding basic sediment and water and slop oil), stored at the Bloomfield Refinery, the Ciniza Refinery, the Yorktown Refinery, the Company's or its Subsidiaries' bulk plants, service stations and travel centers (excluding cardlocks), the Albuquerque Terminal, the Flagstaff Terminal and other Lubricants terminals owned or leased by the Company or its Subsidiaries, or at such other locations as may be approved from time to time by the Majority Lenders, provided, however, that such Lubricants are not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or otherwise unsatisfactory to the Administrative Agent or the Majority Lenders using reasonable business judgment.

                  "ENVIRONMENTAL CLAIMS" means any and all actions, suits, demands, demand letters, claims, complaints, notices of non-compliance or violation, enforcement actions, investigations, or proceedings, relating in any way to (a) the presence, alleged presence, or use of any Hazardous Substance on, under, or about any property or assets of the Company or any of its Subsidiaries or the migration or alleged migration of Hazardous Substances to or from such property regardless of the source of such migration or when such migration occurred or when such presence is discovered; (b) the Release or threatened Release of any Hazardous Substance on, under, to or from any property or assets of the Company or any of its Subsidiaries regardless of the source of such Release or when such Release occurred; or (c) the violation of any Environmental Law, regardless of whether the existence or alleged existence of such Hazardous Substance or the violation of Environmental Law arose prior to the Company's or its Subsidiary's ownership or operation of the subject property. "Environmental Claims" includes, without limitation, any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief or any other form of recovery arising in connection with any Hazardous Substance or arising from alleged injury or threat of injury to property, human health or the environment or from any nuisance condition.

                  "ENVIRONMENTAL DAMAGES" means (a) all costs and expenses of investigation and defense of any Environmental Claim, regardless of whether such Environmental Claim is ultimately defeated, and of any good faith settlement or agreed judgment, including, without limitation, Attorney Costs, the allocated cost of internal environmental audit or review, and consultants' fees; (b) damages for personal injury or injury to or interference with property or natural resources occurring on, under, or off of property of the Company or any Subsidiary; (c) all costs, including without limitation Attorney Costs, the allocated cost of internal environmental audit or review, consultants, contractors, experts, and laboratories, incurred in connection with the investigation of the presence or alleged presence of Hazardous Substances on, about, under, or from property of the Company or any Subsidiary, or the removal or remediation (including monitoring) of any Hazardous Substances; (d) diminution in the value of property; and (e) all fines and penalties or other liabilities arising from the violation of any Environmental Law.

                  "ENVIRONMENTAL LAW" means all applicable federal, state, and local laws, statutes, rules, regulations, codes, ordinances, legally binding guidance documents, rules of common law, legally binding directives or orders ("LAWS") of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, any of their respective properties, or any user or occupant of property of the Company or any Subsidiary, relating to the protection of human health, safety, public welfare, or the environment, now existing or hereafter adopted, including without limitation, Laws relating to the generation, processing, treatment, investigation, remediation, storage, transport, disposal, management, handling, and use of Hazardous Substances, and those relating to the protection of environmentally sensitive areas.

                  "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses, notifications, registrations and other authorizations required under any applicable Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "ESCROW ARRANGEMENT" means an escrow or similar arrangement in form and substance satisfactory to the Administrative Agent, pursuant to which funds are irrevocably deposited in an amount sufficient to redeem the NBD Subordinated Notes in full.

                  "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate."

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.01.

                  "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                  "EXECUTION DATE" means the date specified on the cover page hereof.

                  "EXISTING CREDIT AGREEMENT" is defined in the recitals hereof.

                  "EXISTING LETTERS OF CREDIT" means the letters of credit described in SCHEDULE 3.03.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "FEE LETTER" has the meaning specified in SUBSECTION 2.09(a).

                  "FEEDSTOCKS" means all crude oil, natural gas liquids, other hydrocarbons valued at the lower of cost or market crude oil prices and ethanol valued at the lower of cost or market, in so far as such Feedstocks are used or useful as fuel or in the manufacture, processing, refining, or blending of Intermediate Products and Refined Products at the Bloomfield Refinery, the Ciniza Refinery, or the Yorktown Refinery.

                  "FIRST PURCHASE CRUDE PAYABLES" means the unpaid amount of any payable obligation of the Company or any of its Subsidiaries related to the purchase of Feedstocks by the Company or any of its Subsidiaries which are (in the judgment of the Administrative Agent) secured by a statutory Lien, which shall include but not be limited to the statutory Liens created under the Laws of Texas, New Mexico, Wyoming, Kansas, and Oklahoma, to the extent such payable obligation is not at the time in question covered by a Letter of Credit issued hereunder.

                  "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) Consolidated EBITDA for the period of four fiscal quarters ending on such date, plus (ii) Consolidated Rents for such period, plus (iii) to the extent excluded in the calculation of Consolidated EBITDA, Margin Payments made by the Company under the Yorktown Asset Purchase Agreement during such period, minus (iv) Capital Expenditures during such period (excluding Margin

Payments treated as Capital Expenditures), minus (v) all taxes measured by income and paid in cash during such period, to (b) the sum, without duplication, of (i) Consolidated Interest Expense during such period, plus (ii) Consolidated Rents during such period, plus (iii) scheduled amortization of the Company's and its Subsidiaries' Indebtedness during such period, plus (iv) Margin Payments made by the Company under the Yorktown Asset Purchase Agreement during such period. With respect to Indebtedness incurred in connection with the Yorktown Acquisition (including Loans hereunder), Consolidated Interest Expense shall be calculated on a pro forma basis for the four fiscal quarters most recently ended as if such Indebtedness had been incurred on the first day of such period.

                  "FLAGSTAFF TERMINAL" means the terminal in or near Flagstaff, Arizona, owned and operated by Giant Mid-Continent.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "FRONTING FEE" has the meaning set forth in SECTION 3.08(b).

                  "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "GIANT ARIZONA" means Giant Industries Arizona, Inc., an Arizona corporation.

                  "GIANT MID-CONTINENT" means Giant Mid-Continent, Inc., an Arizona corporation and a Wholly-Owned Subsidiary of Giant Arizona.

                  "GIANT YORKTOWN" means Giant Yorktown, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Giant Arizona.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTOR" means (a) as of the Closing Date, each of Giant Arizona, Giant Four Corners, Inc., an Arizona corporation, San Juan Refining Company, a New Mexico corporation, Giant Mid-Continent, Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation, Phoenix Fuel Co., Inc., an Arizona corporation, Giant Yorktown, Inc., a Delaware corporation, and (b) any other Subsidiary of the Company which is required to execute a Guaranty under SECTION 7.12.

                  "GUARANTY" means collectively each of the Second Amended and Restated Guarantees substantially in the form of EXHIBIT G hereto executed by each of the Guarantors in favor of the Administrative Agent and the Lenders, as they may be amended, supplemented or otherwise modified from time to time, and any other guaranty agreements delivered pursuant to this Agreement.

                  "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

                  "HAZARDOUS SUBSTANCE" means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any "hazardous substance," "pollutant" or "contaminant," and any "petroleum" or "natural gas liquids" as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( 42 U.S.C. Sections 9601 et seq.) ("CERCLA"), (b) "solid waste" as defined by the federal Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.),
(c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

                  "HIGHEST LAWFUL RATE" means, as of a particular date, the maximum nonusurious interest rate that may under applicable federal and state law then be contracted for, charged or received by the Lenders in connection with the Loans.

                  "HONOR DATE" has the meaning specified in SUBSECTION 3.03(c).

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all direct or contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all obligations with respect to "off-balance sheet" obligations(but not including any operating lease under which aggregate rentals during the term thereof is less than $500,000); (h) all net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;
(i) all indebtedness referred to in CLAUSES (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (h) above.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 11.05.

                  "INDEMNIFIED PERSON" has the meaning specified in SECTION
11.05.

                  "INDENTURES" means the BNY $150,000,000 Indenture and the BNY $200,000,000 Indenture, and any other Indentures pursuant to which other Subordinated Notes are issued.

                  "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 7.01(a).

                  "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

                  "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Interest Rate Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, and the date that falls three months after each Interest Payment Date thereafter for such Interest Period, is also an Interest Payment Date.

                  "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period for any Revolving Loan shall extend beyond the Termination Date.

                  "INTEREST RATE TYPE" means either the Base Rate of interest or the Offshore Rate of interest charged against any Loan or Loans hereunder.

                  "INTERMEDIATE PRODUCTS" means all Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naphtha and valued at the lower of cost or market crude oil prices.

                  "INVESTMENT ACCOUNT CONTROL AGREEMENT" means an Investment Account Control Agreement in form and substance substantially similar to the Deposit Account Control Agreement, or any other agreement in form and substance satisfactory to the Administrative Agent serving a similar purpose, among the Company, the Administrative Agent, and a Broker.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISSUANCE DATE" has the meaning specified in SUBSECTION
3.01(a).

                  "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                  "ISSUING BANK" means Bank of America, in its capacity as issuer of one or more Letters of Credit hereunder and as the issuer of Existing Letters of Credit, together with any successor replacement letter of credit issuer pursuant to SECTION 10.09.

            "L/C ADVANCE" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

            "L/C APPLICATION" and "L/C AMENDMENT APPLICATION" means an application form for Issuance of, or for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank.

            "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made in accordance with SUBSECTION 3.03(b) nor converted into a Borrowing of Revolving Loans under SUBSECTION 3.03(c).

            "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under ARTICLE III, in an aggregate amount not to exceed on any date the lesser of (a) the amount of $25,000,000 and (b) the combined Commitments, as the same may be reduced as a result of a reduction in the Commitments pursuant to SECTION 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

            "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

            "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

            "LENDER" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include Bank of America, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank, its status as such will be specifically referenced.

            "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," or similar designation, as the case may be, in its Administrative Questionnaire, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

            "LETTERS OF CREDIT" means the Existing Letters of Credit and any standby letters of credit Issued by the Issuing Bank pursuant to ARTICLE III.

            "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

            "LOAN" means an extension of credit by a Lender to the Company under
ARTICLE II or ARTICLE III in the form of a Revolving Loan or L/C Advance.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the Fee Letter, the L/C-Related Documents, the Deposit Control Agreements, the Investment Account Control Agreements, the Yorktown Intercreditor Agreement, and all other documents executed in connection herewith in favor of the Administrative Agent or any Lender.

            "LOAN PARTY" means the Company, each Guarantor, and each of the Company's Subsidiaries that executes a Collateral Document.

            "LUBRICANTS" means motor oil, hydraulic oil, gear oil, cutting oil, grease, and various chemicals and solvents of a similar nature valued at the lower of cost or market prices. For avoidance of doubt, Lubricants are not Feedstocks, Intermediate Products or Refined Products.

            "MAJORITY LENDERS" means at any time Lenders then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Lenders then having at least 66-2/3% of the Commitments.

            "MARGIN PAYMENTS" means the amounts payable by the Company to the Yorktown Seller under Section 3(e) of the Yorktown Asset Purchase Agreement (as in effect on the effective date thereof).

            "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

            "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), capitalization, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

            "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary with total assets with a book value of $2,000,000 or more.

            "MOODY'S" means Moody's Investor Service, Inc.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "NBD INDENTURE" means that certain Indenture dated November 29, 1993, between the Company, as Issuer, NBD Bank, National Association (now known as Bank One Trust Company, N.A.) ("NBD BANK"), as Trustee, and others evidenced by the NBD Subordinated Notes.

            "NBD SUBORDINATED NOTES" means the $100,000,000 9-3/4% Senior Subordinated Notes due 2003 issued by the Company under the NBD Indenture, to be refinanced, pursuant to the Escrow Arrangement established on the Closing Date, with the proceeds of the BNY $200,000,000 Subordinated Notes.

            "NOTE" means a promissory note executed by the Company in favor of a Lender pursuant to SECTION 2.02 (b) or SECTION 11.07, in substantially the form of EXHIBIT F hereto.

            "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A hereto.

            "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B hereto.

            "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Guarantor to any Lender, any Affiliate of a Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, provided that all references to the "Obligations" in the Collateral Documents and in SECTIONS 2.13, 2.15(d) and 11.09 shall, in addition to the foregoing, also include all present and future indebtedness, liabilities and obligations now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of or pursuant to any Specified Swap Contracts by the Company or any Subsidiary of the Company.

            "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

                  Offshore Rate =               LIBOR
                                    ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

                  Where

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the
            Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding
            SUBSECTION (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding
            SUBSECTIONS (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

            "OPERATING LEASE" means an operating lease determined in accordance with GAAP.

            "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "ORIGINAL CREDIT AGREEMENT" is defined in the recitals hereof.

            "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by
(i) any jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which such Lender or the Administrative Agent, as the case may be, is "doing business" (unless it would not be deemed to be "doing business" in such jurisdiction absent the transactions contemplated hereby).

            "PARTICIPANT" has the meaning specified in SUBSECTION 11.07(d).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "PENSION PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Company or any of its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "PERMITTED LIENS" has the meaning set forth in SECTION 8.01.

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "PHOENIX" means Phoenix Fuel Co., Inc., an Arizona corporation.

            "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) established by the Company or any ERISA Affiliate.

            "PREFERRED ELIGIBLE ACCOUNT OBLIGOR" means any Person (a) from which the Eligible Accounts Receivables are fully supported by a standby letter of credit issued by a commercial bank organized under the laws of the United States having an "A2/A" rating or better by Moody's and S&P, respectively, or (b) that is major international oil or other company rated "A2/A" or better by Moody's and S&P, respectively, or a Wholly-Owned Subsidiary of such company whose obligations are guaranteed by such company, and is identified by the Company on
SCHEDULE 1.01 hereof, as may be amended from time to time with the approval of the Majority Lenders.

            "PRINCIPAL BUSINESS" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

            "PRO RATA SHARE" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) such Lender's Commitment, divided by (b) the combined Commitments of all Lenders.

            "RECEIVABLES" shall mean, as to the Company or any of its Subsidiaries (other than "inactive" Subsidiaries), all accounts receivable, whether billed or unbilled, arising out of the sale of inventory in the ordinary course of business.
            "REFINED PRODUCTS" means all gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products valued at the lower of cost or market prices.

            "REFINERY ASSETS" means, with respect to Giant Yorktown, (a) the Yorktown Refinery, and equipment used in connection therewith, and (b) rights under contracts relating to the use or operation of the Yorktown Refinery.

            "REFINERY INVENTORY BORROWING BASE COMPONENT" has the meaning set forth in SECTION 2.07(a).

            "REGULATION U" and "REGULATION X" means Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the subject matter addressed therein.

            "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "RELEASE" means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing.

            "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including without limitation Environmental Laws.

            "RESPONSIBLE OFFICER" means the officers of the Company with the following titles: (i) president; (ii) executive vice president; (iii) vice president and chief financial officer; and (iv) vice president and chief accounting officer.

            "REVOLVING LOAN" has the meaning specified in SECTION 2.01.

            "RISK PARTICIPATION FEE" has the meaning set forth in SUBSECTION 3.08(a).

            "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

            "SAN JUAN" means San Juan Refining Company, a New Mexico corporation.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "SECURITY AGREEMENT" means collectively each of the Second Amended and Restated Pledge, Assignment and Security Agreements and the Amended and Restated Pledge, Assignment and Security Agreements, substantially in the form of EXHIBITS I-1 and I-2 hereto, executed by the Company and certain Subsidiaries in favor of the Administrative Agent and the Lenders, as they may be amended, supplemented or otherwise modified from time to time, and any other security agreements now or hereafter delivered pursuant to this Agreement.

            "SENIOR LEVERAGE RATIO" means, as of any date, the ratio of (a) Consolidated Senior Indebtedness as of the determination date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

            "SIGNIFICANT SUBSIDIARY" means (a) Giant Arizona, (b) San Juan, (c) Phoenix, (d) Giant Yorktown, and (e) any other Subsidiary of the Company having total assets at or immediately prior to the time in question with a book value of $10,000,000 or more.

            "SOLVENT" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

            "SPECIFIED SWAP CONTRACTS" means all Swap Contracts made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company or any Subsidiary and any Swap Provider, which Swap Contract is or was intended by the Company or such Subsidiary to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any liabilities owed or credit facilities in effect and not for the purposes of financing, speculation or taking a "market view" (which intent shall conclusively be deemed to exist if the Company or such Subsidiary so represents to the Swap Provider in writing) and as to which the final scheduled payment by the Company or its Subsidiary is not later than the Termination Date.

            "SUBORDINATED NOTES" means (i) the BNY $150,000,000 Subordinated Notes issued under the BNY $150,000,000 Indenture, (ii) the BNY $200,000,000 Subordinated Notes issued under the BNY $200,000,000 Indenture and (iii) such other notes as may be issued from time to time by the Company after the Execution Date containing terms, and issued pursuant to an Indenture containing terms, satisfactory to the Administrative Agent and the Majority Lenders, and which are subordinated on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders, in their sole discretion, to all Obligations, whether now existing or hereafter incurred. Notes shall not be considered "Subordinated Notes" unless and until the Administrative Agent shall have received copies of the documentation evidencing or relating to such notes evidencing the terms and conditions of subordination required by the Administrative Agent and the Majority Lenders.

            "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "SUPPLEMENTAL GUARANTY" means an agreement, in substantially the form attached to the Guaranty, pursuant to which the Person executing the same elects to become a Guarantor for purposes of the Credit Agreement and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, as if said Person were a signatory thereto.

            "SURETY INSTRUMENTS" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, commodity forward contracts, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

            "SWAP PROVIDER" means any Lender or any Affiliate of any Lender that is at the time of determination party to a Swap Contract with the Company or any Subsidiary.

            "SWAP TERMINATION VALUES" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in CLAUSE (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

             "SYNTHETIC LEASE" means a financing arrangement that is treated as a lease for financial accounting purposes and as a loan for tax purposes.

            "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by (i) any jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office, or (ii) any jurisdiction (or political subdivision thereof) in which such Lender or the Administrative Agent, as the case may be, is "doing business" (unless it would not be deemed to be "doing business" in such jurisdiction absent the transactions contemplated hereby).

            "TERMINATION DATE" means the earlier of (a) May 13, 2005 or (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "TOTAL LEVERAGE RATIO" means, as of any date, the ratio of (a) Consolidated Funded Indebtedness as of the determination date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently then ended.

            "UCC" means the Uniform Commercial Code as adopted in the State of New York.

            "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "UNITED STATES" and "U.S." each mean the United States of America.

            "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

            "YORKTOWN ACQUISITION" means the acquisition by Giant Yorktown of the Yorktown Assets pursuant to the Yorktown Acquisition Documents.

            "YORKTOWN ACQUISITION DOCUMENTS" means the Yorktown Asset Purchase Agreement and each other agreement, document and instrument executed and delivered by the Company, Giant Yorktown or any other Subsidiary of the Company, and the Yorktown Seller in connection with Giant Yorktown's purchase of the Yorktown Assets.

            "YORKTOWN ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of February 8, 2002, between the Company and the Yorktown Seller with such amendments as may be satisfactory to the Administrative Agent and the Majority Lenders.

            "YORKTOWN ASSETS" means the "Purchased Assets" defined in the Yorktown Asset Purchase Agreement, including without limitation the Yorktown Refinery.

            "YORKTOWN INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof, among the Company, the Administrative Agent, the collateral agent under the Yorktown Term Loan Agreement, Giant Yorktown, and the Guarantors, substantially in the form of EXHIBIT J hereto.

            "YORKTOWN REFINERY" means the refinery located in or near Yorktown, Virginia, and the land and other real estate appurtenant thereto, acquired by Giant Yorktown on the Closing Date pursuant to the Yorktown Asset Purchase Agreement.

            "YORKTOWN SELLER" means BP Corporation North America Inc., an Indiana corporation, and BP Products North America Inc., a Maryland corporation, collectively the "Seller" under the Yorktown Asset Purchase Agreement.

            "YORKTOWN TERM LOAN" means the term loan in the original principal amount of $40,000,000 incurred by Giant Yorktown pursuant to the Yorktown Term Loan Agreement, which is secured by the Yorktown Refinery (but, for the avoidance of doubt, not by any inventory or accounts receivable associated therewith).

            "YORKTOWN TERM LOAN AGREEMENT" means the Loan Agreement dated as of the Closing Date among Giant Yorktown, as borrower, Wells Fargo Bank Nevada, National Association, as collateral agent, and the lenders parties thereto.

            "YORKTOWN TERM LOAN DOCUMENTS" means the Yorktown Term Loan Agreement, and the promissory notes, deed of trust, and other agreements, documents and instruments evidencing, securing, guaranteeing or otherwise executed and delivered in connection with the Yorktown Term Loan.


      1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

      1.03  Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References to "consolidated," when it precedes any accounting term, means such term as it would apply to the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.01 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the lesser of the following: (i) the amount set forth on SCHEDULE 2.01 (such amount, as the same may be reduced under SECTION 2.05 or as a result of one or more assignments under SECTION 11.07, the Lender's "COMMITMENT") and (ii) the Lender's Pro Rata Share of the current Borrowing Base; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans, together with the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments of all of the Lenders. Within the limits of each Lender's Commitment, and subject to the other terms and conditions of this Agreement, the Company may borrow under this SECTION 2.01, prepay under SECTION
2.06 and reborrow under this SECTION 2.01.

      2.02  Loan Accounts.

            (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

      2.03  Procedure for Borrowing.

            (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 10:00 a.m. (Dallas, Texas time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day;
(C) the Interest Rate Type of Loans comprising the Borrowing; and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

            (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 12:00 noon (Dallas, Texas time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

            (d) After giving effect to any Borrowing, there may not be more than seven (7) different Interest Periods in effect.

      2.04  Conversion and Continuation Elections.

            (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Interest Rate Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b)   The Company shall deliver a Notice of
Conversion/Continuation to be received by the Administrative Agent not later than 10:00 a.m. (Dallas, Texas time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation

Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Majority Lenders otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect.

      2.05  Termination or Reduction of Commitments.

            (a) Voluntary Termination or Reduction. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments (and, correspondingly, as applicable, the L/C Commitment) by an aggregate minimum amount of $2,000,000.00 or any multiple of $1,000,000.00 in excess thereof, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the amount of the L/C Commitment then in effect. Once reduced in accordance with this subsection, the Commitments may not be increased.

            (b) Additional Provisions. Each reduction in aggregate Commitments pursuant to PARAGRAPH (a) above shall be applied to each Lender according to its Pro Rata Share. All accrued Commitment Fees on the amount of the Commitments so terminated or reduced, Letter of Credit Fees, and Fronting Fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid by the Company on the effective date of such reduction or termination.

      2.06 Optional Prepayments. Subject to SECTION 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Administrative Agent, not less than three (3) Business Days for Offshore Rate Loans and one (1) Business Day for Base Rate Loans, ratably as to each Lender, prepay Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.04.

      2.07 Borrowing Base Determinations; Deposit Account Triggering Event; Mandatory Prepayments of Loans.

            (a) The Borrowing Base shall be determined weekly on the last Business Day of each week until the Termination Date, and shall be subject to adjustment based upon the results of a field audit pursuant to SECTION 7.10(c), and shall be equal to the sum of (i) eighty percent (80%) of Eligible Refinery Hydrocarbon Inventory (except for Eligible Refinery Hydrocarbon Inventory at the Company's and its Subsidiaries' service stations and travel centers), plus (ii) fifty percent (50%) of Eligible Refinery Hydrocarbon Inventory at the Company's and its Subsidiaries' service stations and travel centers, plus (iii) fifty percent (50%) of Eligible Lubricants Inventory (the Eligible Refinery Hydrocarbon Inventory and the Eligible Lubricants Inventory hereafter referred to collectively as the "INVENTORY COMPONENT OF THE BORROWING BASE"), plus (iv) ninety percent (90%) of Eligible Accounts Receivable from Preferred Eligible Account Obligors, plus (v) eighty-five percent (85%) of Eligible Accounts Receivable from Eligible Account Obligors other than Preferred Eligible Account Obligors, minus 100% of First Purchase Crude Payables.


            (b) Notwithstanding the foregoing, the dollar amount of the Inventory Component of the Borrowing Base shall not exceed (i) during the period from the Closing Date through October 10, 2002, 75% of the Borrowing Base and thereafter, 60% of the Borrowing Base.

            (c) (i) A "DEPOSIT ACCOUNT TRIGGERING EVENT" shall mean the occurrence of either of the following: (A) in the event that the Company does not deliver two consecutive Borrowing Base Reports in compliance with the requirements hereof both of which show Availability of $10,000,000 or more (either because of failure to deliver one more such reports in compliance with this Agreement or because one or more of such reports show Availability of less than $10,000,000), a Deposit Account Triggering Event shall be deemed to have occurred, or (B) in the event that Availability on any date is less than $10,000,000, the Administrative Agent, acting upon the direction of the Majority Lenders, may declare that a Deposit Account Triggering Event has occurred on such date or at any time thereafter. Upon the occurrence of a Deposit Account Triggering Event, the Administrative Agent shall give a Control Notice to each Depository Bank and each Broker, and the Administrative Agent may take such other action as it deems necessary or desirable in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and all investment accounts of the Company and its Subsidiaries. In the event of the occurrence of a Deposit Account Triggering Event, the Company shall execute all documents and take such actions as shall be requested by the Administrative Agent in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and investment accounts of the Company and its Subsidiaries.

                  (ii) A "CONTROL NOTICE" means notice by the Administrative Agent to a Depository Bank or Broker instructing such Depository Bank or Broker to do one or both of the following (A) cease permitting the Company and its Subsidiaries from having access to the deposit accounts or investment accounts held by such Depository Bank or Broker, and (B) sweep balances in such deposit accounts or investment accounts daily into the Concentration Account.

                  (iii) Upon the occurrence of an Event of Default, (A) the Administrative Agent may, or upon the direction of the Majority Banks shall, give a Control Notice to each Depository Bank and each Broker, (B) the Administrative Agent may take such other action as it deems necessary or desirable in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and all investment accounts of the Company and its Subsidiaries, and (C) the Company shall execute all documents and take such actions as shall be requested by the Administrative Agent in order to establish the sole dominion and control of the Administrative Agent over all deposit accounts and investment accounts of the Company and its Subsidiaries.

            (d) If on any date the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations together exceed the Borrowing Base, the Company shall, without notice or demand, prepay the outstanding principal amount of the Revolving Loans by an amount equal to the applicable excess ("MANDATORY PREPAYMENT") and the provisions of SECTION 4.04 shall be applicable. If on any date after giving effect to any Mandatory Prepayment made on such date pursuant to the preceding sentence the Effective Amount of all L/C Obligations together exceed the Borrowing Base, the Company shall immediately Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the amount by which the Effective Amount of the L/C Obligations exceeds the Borrowing Base.

      2.08  Repayment.

            (a) Principal. The Company shall repay to the Lenders the aggregate principal amount of Loans outstanding on the Termination Date.

            (b) Interest.

                  (i) Subject to CLAUSE (iii) of this SUBSECTION 2.08(b), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the lesser of (A) the Offshore Rate or the Base Rate, as the case may be, as selected by the Company or otherwise applicable to such Revolving Loan in accordance with the terms and provisions hereof (subject to the Company's right to convert to other Interest Rate Types of Loans under
      SECTION 2.04), plus the Applicable Margin, or (B) the Highest Lawful Rate.

                  (ii) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under SECTION 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

                  (iii) Notwithstanding CLAUSE (i) of this SUBSECTION 2.08(b), while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and
      (B) the per annum rate equal to the rate set forth in CLAUSE (i) of this SUBSECTION 2.08(b) plus two percent (2%) per annum.

      2.09  Fees.  In addition to certain fees described in SECTION 3.08:

            (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("FEE LETTER") between the Company and the Arranger and Administrative Agent dated February 6, 2002.

            (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee (the "COMMITMENT FEE") on the average daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the percent per annum set forth in
SCHEDULE 2.02 corresponding to the applicable pricing level determined in accordance therewith. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such Commitment Fee shall accrue from the Execution Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 2002 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under SECTION 2.05, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in ARTICLE V are not met.

      2.10  Computation of Fees and Interest.

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

      2.11  Payments by the Company.

            (a) All payments to be made by the Company shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Dallas, Texas time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative

Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.12  Payments by the Lenders to the Administrative Agent.

            (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Execution Date or, with respect to any Borrowing after the Execution Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

      2.14 Security and Guaranty. (a) All obligations of the Company and the Guarantors under this Agreement, the Notes, the Guaranty and all other Loan Documents shall be secured, pro rata with the Specified Swap Contracts, in accordance with the Collateral Documents.

            (b) All obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

      2.15 Concentration Account. (a) The Administrative Agent shall maintain an account styled "Giant Industries Concentration Account" (the "CONCENTRATION ACCOUNT"). The Concentration Account shall be a blocked account from which only authorized officers of the Administrative Agent may withdraw or authorize withdrawal of funds. Pursuant to the terms of the Deposit Account Control Agreements and the Investment Account Control Agreements, Depository Banks and, to the extent applicable, the Brokers must transfer funds on deposit in the Deposit Accounts (as defined in the Deposit Account Control Agreements) and the Investment Accounts (as defined in the Investment Account Control Agreements) to the Concentration Account upon receipt of notice from the Administrative Agent. The Administrative Agent is authorized to give such notice as provided in
SECTION 2.07(c).

            (b) All amounts on deposit in the Concentration Account shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including without limitation the exclusive right of withdrawal, over the Concentration Account. The Administrative Agent shall permit the disbursal of funds from the Concentration Account, upon the Company's request, to the Company or to an account designated by the Company, as follows:

                  (i) Provided that no Default or Event of Default has occurred and is continuing, upon written request made by the Company, the Administrative Agent shall transfer funds to an unrestricted deposit account of the Company if together with such request the Company certifies that (A) no Default or Event of Default has occurred and is continuing, and (B) no part of such funds will be used for any
            (x) expenditure or other payment or transfer of funds to any Person in excess of $500,000, (y) payment of any extraordinary items, or
            (z) payment or transfer of funds to an Affiliate, officer, director or employee except payments in the ordinary course of business; and

                  (ii) Such other disbursals as may be permitted by the
            Administrative Agent in its sole discretion.

            (c) The Concentration Account shall be a blocked, non-interest ..bearing account held by the Administrative Agent or any Affiliate of the Administrative Agent upon such terms and in such type of account as customary at that depository institution. The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts, and if such fees are not paid by the Company, the institution holding the Concentration Account may deduct them from such account.

            (d) The Company hereby irrevocably authorizes the Administrative Agent to apply funds in the Concentration Account as follows, in such order as may be designated by the Administrative Agent: (i) to payment of costs and expenses required to be paid to the Administrative Agent pursuant to SECTION 11.04, and (ii) to payment or prepayment of principal of and interest on the Loans, and (iii) to payment of any other Obligations; provided that if the maturity of the Loans has been accelerated, amounts on deposit in the Concentration Account shall be applied to satisfy the Obligations pro rata with obligations to the Swap Providers under Specified Swap Contracts then due and payable. The provisions of SECTION 4.04 shall apply to prepayments made pursuant to this Section 2.15.

            (e) As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent, and creates in the Administrative Agent's favor a Lien on, and security interest, in (i) the Concentration Account, (ii) all contract rights, claims and privileges in respect of the Concentration Account, and (iii) all money, cash, checks, instruments, securities, security entitlements, and other items of value now or hereafter paid, deposited in, credited to, held in (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the depository institution holding the Concentration Account, together with all proceeds thereof. At any time and from time to time, upon the Administrative Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this SUBSECTION
2.15 and of the rights and powers herein granted.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

      3.01  The Letter of Credit Facility.

            (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 3.01, (A) from time to time on any Business Day during the period from the Execution Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.02(c) and 3.02(e), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE"), after giving effect to such Issuance, (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans would exceed the lesser of (x) the combined Commitments and (y) the Borrowing Base, or (2) the Effective Amount of the L/C Obligations would exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

            (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Execution Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Execution Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;
(iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Issuing Bank and the Majority Lenders have approved such expiry date in writing, or (B) after the Termination Date, unless the Company has agreed to Cash Collateralize such Letter of Credit in accordance with SECTION 3.07(b); (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; (vi) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; (vii) if such Letter of Credit is issued to support workmen's compensation liabilities and the face amount is more than $1,750,000; or (viii) the issuance of such Letter of Credit would violate one or more of the Issuing Bank's policies.

      3.02  Issuance, Amendment and Renewal of Letters of Credit.

            (a) Each Letter of Credit shall be issued two (2) Business Days after receipt by the Issuing Bank (if received by the Issuing Bank no later than 10:00 a.m. Dallas, Texas time) of an irrevocable written request from the Company (with a copy sent by the Company to the Administrative Agent) or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if the Administrative Agent has not received such copy, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.01(b); or (B) that one or more conditions specified in ARTICLE V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

            (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at or before 10:00 a.m. Dallas, Texas time at least two (2) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, and made in such form as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

            (d) Upon receipt of notice from the Issuing Bank, the Administrative Agent will promptly notify the Lenders of the Issuance of a Letter of Credit and any amendment thereto.

            (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

            (f) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

            (g) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (h) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

      3.03 Existing Letters of Credit, Risk Participations, Drawings and Reimbursements.

            (a) On and after the Execution Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to SUBSECTIONS 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Execution Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION
2.01 and SUBSECTION 2.09(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender.

            (b) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
SECTION 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

            (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (Dallas, Texas time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (Dallas, Texas time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in ARTICLE V. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this SUBSECTION 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (d) Each Lender shall upon any notice pursuant to SUBSECTION 3.03(c) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (Dallas, Texas time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice to each Lender of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.03.

            (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
ARTICLE V or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Lender's payment to the Issuing Bank pursuant to SUBSECTION 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.03.

            (f) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this SECTION 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this SECTION 3.03 is subject to the conditions set forth in ARTICLE V.

      3.04  Repayment of Participations.

            (a) When the Administrative Agent receives (and only if the Administrative Agent receives), for the account of the Issuing Bank, immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to SECTION 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Bank.

            (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency

Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to SUBSECTION 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.05  Role of the Issuing Bank.

            (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in CLAUSES (I) through (VII) of SECTION 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other documents, if any, strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;
(iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
(v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

      3.07  Cash Collateral Pledge.

            (a) The Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations upon the occurrence of any of the following: (i) upon the request of the Administrative Agent, if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder; (ii) upon the occurrence of the circumstances described in SUBSECTION 2.07(d) requiring the Company to Cash Collateralize Letters of Credit; or (iii) upon the occurrence of an Event of Default. If so instructed by the Administrative Agent, the Company shall satisfy its obligation to Cash Collateralize the L/C Obligations by placing funds in a cash collateral account established by the Administrative Agent for such purpose (the "LETTER OF CREDIT CASH COLLATERAL ACCOUNT"). The Letter of Credit Cash Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The account shall be a blocked, non-interest bearing account held by the Administrative Agent or any Affiliate of the Administrative Agent upon such terms and in such type of account as customary at that depository institution. The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Administrative Agent to the payment of Letter of Credit Borrowings and interest thereon, and (ii) be held for the satisfaction of the reimbursement obligations of the Company in respect of Letters of Credit.

            (b) As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent, and creates in the Administrative Agent's favor a Lien on, and security interest, in (i) the Letter of Credit Cash Collateral Account, (ii) all contract rights, claims and privileges in respect of the Letter of Credit Cash Collateral Account, and (iii) all money, cash, checks, instruments, securities, and other items of value now or hereafter paid, deposited in, credited to, held in (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the depository institution holding the Letter of Credit Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Administrative Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this SUBSECTION 3.07(b) and of the rights and powers herein granted.

            (c) If, on the Termination Date, any one or more Letters of Credit for any reason remain outstanding and partially or wholly undrawn, then the Company shall on such date Cash Collateralize the L/C Obligations in an amount equal to 110% of the L/C Obligations.

      3.08  Letter of Credit Fees.

            (a) The Company shall pay to the Administrative Agent for the account of each of the Lenders a letter of credit fee (the "RISK PARTICIPATION FEE") with respect to the Letters of Credit equal to (i) the percent per annum therefor specified in SCHEDULE 2.02 corresponding to the applicable pricing level determined in accordance therewith multiplied by (ii) the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such Risk Participation Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Execution Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

            (b) The Company shall pay to the Administrative Agent for the account of the Issuing Bank a letter of credit fronting fee (the "FRONTING FEE") for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum of the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter.

            (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

      3.09 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to Existing Letters of Credit), (a) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      4.01  Taxes.

            (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the

Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.

            (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

            (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

            (e) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to SUBSECTION (c) of this Section, then upon written request of the Company such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

      4.02  Illegality.

            (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, or has materially restricted the authority of such Lender to purchase or sell, or to take deposits of Dollars in the applicable offshore Dollar market, or to determine or charge interest based on the Offshore Rate, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans or to convert Base Rate Loans into Offshore Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) The Company shall, upon its receipt of a notice pursuant to
Section 4.02(a) and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

      4.03  Increased Costs and Reduction of Return.

            (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (x) Taxes or Other Taxes (as to which Section 4.01 shall govern), (y) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Officer, and (z) reserve requirements contemplated by the determination of the Offshore Rate then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

      4.04 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss, cost or expense which the Lender may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (including by reason of the failure to satisfy any condition precedent thereto); (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.06; (d) the prepayment (including pursuant to SECTION 2.07 or 2.08) or other payment (including after acceleration thereof) of an

Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under SECTION 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.05 Inability to Determine Rates. If the Administrative Agent determines that for any reason that (a) adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period, or (c) that the Offshore Rate applicable pursuant to SUBSECTION 2.08(b)(i) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      4.07 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "AFFECTED LENDER") of a notice of illegality under SECTION 4.02 or a claim for compensation under SECTION 4.03, or the Company being or becoming liable with respect to payments hereunder to any Lender (also an "AFFECTED LENDER") for any Taxes pursuant to SECTION 4.01 assessed at a rate in excess of the rate of any such Taxes for which it is liable with respect to payments to any other Lender hereunder, the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Administrative Agent (a "REPLACEMENT LENDER") to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment, and, if such Affected Lender or any Affiliate thereof is a Swap Provider, all specified Swap Contracts of such Affected Lender and its Affiliates; (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment, and, if such Affected Lender or any Affiliate thereof is a Swap Provider, all specified Swap Contracts of such Affected Lender and its Affiliates, but none of the Lenders shall have any obligation to do so; or (iii) designate a Replacement Lender satisfactory to the Administrative Agent. Any such designation of a Replacement Lender under CLAUSE (i) or (iii) shall be subject to the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld.

      4.08 Survival. The agreements and obligations of the Company in this
ARTICLE IV shall survive the payment of all other Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.01 Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension and the obligation of the Issuing Bank to issue the first Letter of Credit hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following (other than each item, if any, listed on SCHEDULE 5.01, which items are hereby permitted to be delivered after the Closing Date but not later than the respective date for delivery of each such item specified on
SCHEDULE 5.01 or such later date as the Administrative Agent may agree), in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender and, unless otherwise specified below, in each case dated as of the Closing Date:

            (a) Credit Agreement, Notes, Guaranty, Deposit Account Control Agreements, Investment Account Control Agreements, Yorktown Intercreditor Agreement and Perfection Certificate. This Agreement, the Notes, the Guaranty, the Deposit Account Control Agreements, the Investment Account Control Agreements, the Yorktown Intercreditor Agreement, and the other Loan Documents executed by each party thereto, and a certificate in such form and detail as the Administrative Agent may require as to matters relating to the Collateral;

            (b) Resolutions; Incumbency; Organization Documents. (i) Resolutions of the board of directors of the Company and each Loan Party authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; (ii) Certificates of the Secretary or Assistant Secretary of the Company and each Loan Party certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guaranties and all other Loan Documents to be delivered by it hereunder; and (iii) articles or certificates of incorporation and the bylaws of the Company and each Loan Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date, or a certificate of the Secretary or Assistant Secretary certifying that such articles or certificates of incorporation and bylaws have not been amended since copies thereof were delivered to the Administrative Agent pursuant to the Existing Credit Agreement;

            (c) Certificate (Organization, Qualification and Good Standing). A certificate signed by a Responsible Officer, identifying those states in which the ownership, lease or operation of property or the conduct of its business requires the Company and each other Loan Party, to be qualified or licensed to do business as a foreign corporation, and attaching thereto, with respect to the Company and each of the Guarantors, respectively, certificates of the Secretary of State (and/or similar applicable Governmental Authority) of its state of incorporation and each such state where it is so required to be qualified or licensed to do business as a foreign corporation, certifying as of a recent date each such Person's existence or qualification, as applicable, and good standing in each such jurisdictions;

            (d) Legal Opinions. Copies of (i) a favorable opinion of Kim Bullerdick, counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of EXHIBIT D-1; and (ii) a favorable opinion of Fennemore Craig, P.C., special counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of EXHIBIT D-2; and (iii) a favorable opinion of McGuirreWoods LLP, special counsel to the Company, addressed to the Administrative Agent and the Lenders, substantially in the form of EXHIBIT D-3;

            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the Fee Letter to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTIONS 2.09 and 11.04;

            (f) Certificate (Representations and Warranties, Etc.). A certificate signed by a Responsible Officer, stating that (i) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists under the Existing Credit Agreement or hereunder or would result from the Credit Extension being made on the Closing Date; (iii) there has occurred since September 30, 2001 (A) no material adverse change in, or material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), capitalization, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole,
(B) no material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (C) no material adverse effect upon (1) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document or (2) the perfection or priority of any Lien granted under any of the Collateral Documents.

            (g) Certificate (Consents and Approvals, etc.). A certificate of a Responsible Officer certifying that (i) the Company has received all governmental, shareholder and third party consents and approvals necessary or desirable to consummate the Yorktown Acquisition, which consents and approvals are in full force and effect, (ii) all waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Yorktown Acquisition or that could seek to threaten the consummation of the Yorktown Acquisition, and no law or regulation is applicable that could have such effect, (iii) no order, decree, judgment, ruling or injunction exists which restrains the consummation of the Yorktown Acquisition or the transactions contemplated by this Agreement, and
(iv) no pending or threatened action, suit, investigation or proceeding exists which seeks to restrain or affect the Yorktown Acquisition, or which, if adversely determined, could materially and adversely affect the Company, any of its Subsidiaries, or the Yorktown Assets, any transaction contemplated hereby or the ability of the Company and its Subsidiaries to consummate the Yorktown Acquisition or perform its obligations under this Agreement and the other Loan Documents, or the ability of the Lenders to exercise their rights thereunder;

            (h) Certificate (Closing of Yorktown Acquisition and, Yorktown Term
Loan). A certificate of a Responsible Officer of the Company certifying that the Company is, concurrently with the funding of the initial Borrowing hereunder on the Closing Date, consummating (i) the Yorktown Acquisition in accordance with the terms of the Yorktown Asset Purchase Agreement, (ii) the Yorktown Term Loan in accordance with the terms of the Yorktown Term Loan Documents, and (iii) the BNY $200,000,000 Subordinated Notes Offering in accordance with the terms of the BNY $200,000,000 Indenture, in each case with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto;

            (i) Copy of Yorktown Acquisition Documents and, Yorktown Term Loan Documents. A certificate of a Responsible Officer, identifying the following material agreements: (i) the Yorktown Asset Purchase Agreement and all other material Yorktown Acquisition Documents, (ii) the Yorktown Term Loan Agreement, all agreements creating liens securing obligations thereunder, and all other material Yorktown Term Loan Documents, and (iii) the BNY $200,000,000 Indenture; in addition, true and correct copies of the documents described in the foregoing clauses (i),
(ii) and (iii) shall be attached to such certificate or shall have been previously delivered to the Administrative Agent;

            (j) Certificate (Compliance with Indentures). A certificate of a Responsible Officer of the Company certifying that (i) the Company is in compliance with the terms of the Indentures, and (ii) the execution of this Agreement and the consummation of the transactions contemplated hereby and by the Yorktown Acquisition Documents and the Yorktown Term Loan Documents will not violate the terms of the Indentures or result in an "Event of Default" thereunder, and setting forth calculations demonstrating pro forma compliance with the restrictions on Indebtedness set forth in the Indentures, taking into account the obligations of the Company and its Subsidiaries pursuant to the transactions described in this CLAUSE (ii);

            (k) Satisfaction with Financial Condition. The Administrative Agent shall have received evidence that sufficient funds are available to the Company to consummate the Yorktown Acquisition;

            (l) Borrowing Base Report. Borrowing Base Report, certified by a Responsible Officer showing pro forma Availability of at least $20,000,000 on the Closing Date after giving effect to the Yorktown Acquisition, the BNY $200,000,000 Subordinated Notes Offering, the Yorktown Term Loan, and the Loans and Letter of Credit Obligations contemplated to be made or incurred hereunder on the Closing Date;

            (m) Certificate and Financial Statements. (i) Consolidated and consolidating financial statements for the Company and its Subsidiaries as of March 31, 2002, (ii) a certificate of the Company's chief financial officer or chief accounting officer certifying that attached thereto are a pro forma balance sheet and pro forma income statement of the Company and its Subsidiaries as of March 31, 2002 after giving effect to the Yorktown Acquisition, together with a Compliance Certificate as of March 31, 2002 executed by a Responsible Officer, (iii) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2001, and (iv) audited consolidated financial statements for the Yorktown Refinery for the fiscal year ended December 31, 2001;

            (n) Collateral Documents. The Collateral Documents, executed by the Company and by each Subsidiary to the extent required by SECTION 7.12 that has assets or conducts business, in appropriate form for recording, where necessary, together with:

                  (i) such Lien searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens (other than Permitted Liens) in favor of any Persons;

                  (ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

                  (iii) certificates of insurance certifying as to coverages, deductibles, and insurance companies, and certifying that the Administrative Agent and the Lenders have been named as loss payees under all policies of casualty insurance pertaining to the Collateral and as additional insureds under liability insurance policies;

                  (iv) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender; and

                  (v) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

            (o) Completion of Field Audit. Completion of the field audit and examination report and valuation of inventory by Bank of America Business Credit Services, Inc., in form and substance satisfactory to the Administrative Agent;

            (p) Deposit of Funds for Payment of NBD Subordinated Notes. The Escrow Arrangement shall be in place, and funds shall have been irrevocably deposited pursuant thereto in an amount sufficient to redeem the NBD Subordinated Notes in full; and

            (q) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or the Majority Lenders may request.

      5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under SECTION 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

            (a) Notice, Application. The Administrative Agent shall have received a timely Notice of Borrowing or a timely Notice of Conversion/Continuation, as applicable, or, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under
SECTION 3.02;

            (b) Continuation of Representations and Warranties. The representations and warranties in ARTICLE VI shall be true and correct on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion;

            (d) No Material Adverse Effect. No event or circumstance shall have occurred that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

            (e) No Future Advance Notice. Neither the Administrative Agent nor any Lender shall have received any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date,

Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in SECTION 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Administrative Agent and each Lender that:

      6.01 Corporate Existence and Power. The Company and each of its Material
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in CLAUSE (b), (c) and (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

      6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document to which it is a party.

      6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the Acquisition, execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.06 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Administrative Agent and the Lenders on the Collateral. Neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SUBSECTION 9.01(e).

      6.07  ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by SECTION 7.13 and
SECTION 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets.

      6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, or other sufficient title to all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.10 Taxes. The Company and its Subsidiaries have filed all federal tax returns and reports required to be filed, and have paid all federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The Company and its Subsidiaries have filed all material state and other material non-federal tax returns and reports required to be filed, and have paid all material state and other material non-federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

      6.11 Financial Condition. The consolidated financial statements of the Company and its Subsidiaries dated December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to ordinary, good faith year-end adjustments); and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since December 31, 2001, there has been no Material Adverse Effect.

      6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to any provision of the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any state public utilities code, or of any other Federal or state statute or regulation, limiting its ability to incur Indebtedness.

      6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

      6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

      6.16 Subsidiaries. As of the Execution Date, the Company has no Subsidiaries other than those specifically disclosed in PART (a) of SCHEDULE
6.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in PART (b) of SCHEDULE 6.16.

      6.17 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      6.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Execution Date), taken as whole, contains any untrue statement of a material fact known to the Company or omits any material fact known to the Company required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      6.19 Solvency. The Company and its Subsidiaries, taken as a whole, and the Company, individually, and each of the Guarantors, individually, is Solvent.

      6.20 Labor Relations. There is (a) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (b) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in CLAUSE (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

      6.21  Collateral Documents.

            (a) The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

            (b) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

      6.22 Yorktown Acquisition Documents. To the best of the Company's knowledge, each of the representations and warranties of the Yorktown Seller set forth in the Yorktown Acquisition Documents is true and correct as of the date hereof.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

      7.01 Financial Statements. The Company shall maintain for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and deliver to the Administrative Agent and each Lender:

            (a) As soon as available, but not later than 90 days after the end of each fiscal year a copy of the annual audited consolidated financial statement of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and such financial statements shall be accompanied by the opinion of a nationally recognized independent public accounting firm (the "INDEPENDENT AUDITOR"), which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

            (b) As soon as available, but not later than 45 days after the close of each of the first three quarterly periods each fiscal year, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Consolidated Subsidiaries.

      7.02 Certificates; Field Audits; Other Information. The Company shall furnish, at the Company's expense, to the Administrative Agent and each
Lender:

            (a) As soon as available, but not later than 12:00 noon (Dallas, Texas time) on the last Business Day of each week, a Borrowing Base Report certified by a Responsible Officer as fairly presenting the Eligible Refinery Hydrocarbon Inventory, Eligible Lubricants Inventory, and Eligible Accounts Receivable as of the last Business Day of the immediately preceding week, and, if requested by the Administrative Agent or any Lender, a listing and aging of Eligible Accounts Receivable by counterparty, and a schedule of inventory volumes and market rates (with sources);

            (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (c) on or before March 31 and September 30 of each year, commencing September 30, 2002, a field audit and inventory valuation report prepared by Bank of America Business Credit, Inc., in form and substance satisfactory to the Administrative Agent;

            (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, promptly after the filing thereof, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

            (e) promptly upon execution thereof, copies of all material Yorktown Term Loan Documents, and all material amendments and waivers related thereto;

            (f) with respect to the post-closing requirements set forth on
SCHEDULE 5.01, deliver, or cause to be delivered, to the Administrative Agent, all agreements, documents, instruments, or other items listed on SCHEDULE 5.01 on or prior to the date specified for delivery thereof on SCHEDULE 5.01 or such later date as the Administrative Agent may agree; and

            (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      7.03 Notices. The Company shall promptly notify the Administrative Agent and each Lender:

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

            (b) of the receipt by the Company or any of its Subsidiaries of any notice of default given or received pursuant to the Yorktown Acquisition Documents, the Yorktown Term Loan Documents, or the Indentures or any other agreement or instrument pertaining to Subordinated Notes;

            (c) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

            (d) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to
Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

            (e) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

            (f) of the entry by the Company or any of its Subsidiaries into any Specified Swap Contract, specifying the identity of the Swap Provider, the notional amount, the nature of the Specified Swap Contract and such other information as the Administrative Agent reasonably may request;

            (g) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract, and the liability, if any, of the Company or Subsidiary, as applicable, in the event thereof;

            (h) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then outstanding Swap Contracts to which the Company or any of its Subsidiaries is party; and

            (i) of the formation or acquisition of any Subsidiary.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each of its Material Subsidiaries to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      7.05 Maintenance of Property. The Company shall, and shall cause each of its Material Subsidiaries to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and to use the standard of care typical in the industry in the operation and maintenance of its facilities except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.06  Insurance; Insurance and Condemnation Proceeds.

            (a) In addition to any other insurance requirements set forth in the Collateral Documents, the Company shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

            (b) The Company shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and additional loss payee with respect to insurance policies covering the Collateral, and as additional insured with respect to the Company's general liability, auto liability, and excess liability insurance, in a manner acceptable to the Administrative Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Company or its Subsidiaries for purposes more hazardous than are permitted by such policy or similar language to that effect. All premiums for such insurance shall be paid or caused to be paid by the Company when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If the Company or any Subsidiary fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of the Revolving Loans.

            (c) The Company shall promptly notify the Administrative Agent and the Lenders of (i) any loss, damage, or destruction to the Collateral, and (ii) any material loss, damage or destruction to any assets of the Company or its Subsidiaries not constituting Collateral, in each case, whether or not covered by insurance. So long as no Event of Default has occurred and is continuing, the Company shall negotiate all claims for loss, damage or destruction consistent with prudent business practice and, with respect to the assets subject to the Yorktown Term Loan Documents, in accordance with the Yorktown Term Loan Documents. From and after the occurrence of an Event of Default, the Administrative Agent shall have the authority to negotiate all claims for loss, damage or destruction of Collateral in the name of the Company.

            (d) The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows: after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations and the payment of Obligations then due under Specified Swap Contracts, pro rata.

            (e) With respect to insurance and condemnation proceeds relating to the Company's or its Subsidiaries' assets not constituting Collateral, the Administrative Agent shall permit the Company or its Subsidiaries, as applicable, to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction, so long as (i) no Default or Event of Default has occurred and is continuing, (ii) the aggregate proceeds from and after the Closing Date do not exceed $3,000,000, and (iii) the Company or the applicable Subsidiary first demonstrates to the reasonable satisfaction of the Administrative Agent and the Majority Lenders that the funds available to it will be sufficient to complete such replacement, repair, restoration or rebuilding in the manner provided therein. In all other circumstances, insurance and condemnation proceeds shall be applied to the Obligations. The provisions of this paragraph shall not apply to the insurance and condemnation proceeds with respect to the Yorktown Refinery to the extent that such proceeds are applied to repay the Yorktown Term Loan or used for the repair or rebuilding of the Yorktown Refinery.

      7.07 Payment of Obligations. The Company shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company, such Guarantor or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.08 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (x) such as may be contested in good faith or as to which a bona fide dispute may exist or (y) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      7.10  Inspection of Property and Books and Records; Field Audit.

            (a) The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries.

            (b) The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

            (c) Pursuant to SECTION 7.02(c), the Company has agreed to obtain and deliver field audit and inventory valuations at the expense of the Company, as therein provided. In addition, when an Event of Default exists hereunder, the Administrative Agent or any authorized representative or agent thereof may conduct such field audit and inventory valuation at the expense of the Company at any time during normal business hours and without advance notice.

      7.11 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      7.12  New Subsidiary Guarantors; New Subsidiary Security Agreements.

            (a) If, at any time after the date of this Agreement, there exists any Subsidiary organized under the laws of any state in the United States of America that (i) has total assets with a book value of $2,000,000 or more or
(ii) executes a guaranty agreement with respect to the Indentures or any other indebtedness for borrowed money, then the Company shall cause each such Subsidiary to do the following: (x) execute and deliver to the Administrative Agent a Supplemental Guaranty and (y) furnish the Administrative Agent with a written opinion of counsel for each such Subsidiary Guarantor in substantially the form set forth in EXHIBITS D-1 and D-2; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Majority Lenders.

            (b) The Company also shall cause each Person that becomes a Subsidiary after the date of this Agreement (excluding any Subsidiary that has no assets and conducts no business, but including any "inactive" Subsidiary that resumes active business at any time after the date of this Agreement) to (i) execute and deliver to the Administrative Agent a Security Agreement in substantially the form of EXHIBIT I-2 in favor of the Administrative Agent, the Lenders and the other Swap Providers, together with such financing statements and other documents and instruments related thereto as the Administrative Agent or the Majority Lenders may require; (ii) take all other actions necessary or, in the opinion of the Administrative Agent or the Majority Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral; and (iii) furnish the Administrative Agent with a written opinion of counsel for each such Person in substantially the form set forth in EXHIBITS D-1 and D-2; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Majority Lenders.

            (c) Notwithstanding SUBSECTIONS (a) and (b) of this SECTION 7.12, as long as (i) Navajo Convenient Stores Co., LLC has total assets with a book value of less than $5,000,000, and (ii) Giant Yorktown Holding Company and Giant Southwest Refining, LLC have no assets, Navajo Convenient Stores Co., LLC, Giant Yorktown Holding Company and Giant Southwest Refining, LLC shall not be required to execute a Supplemental Guaranty or a Security Agreement.

      7.13 Use of Proceeds. The Company shall use the proceeds of the Revolving Loans as follows: (a) proceeds of Loans made on the Closing Date shall be used to refinance outstanding loans under the Existing Credit Agreement and, in an amount not to exceed $40,000,000, to finance a portion of the Yorktown Acquisition, and (b) proceeds of Loans made on the Closing Date and thereafter may be used for working capital and other lawful purposes.

      7.14 Subordinated Indebtedness. The Company shall maintain not less than $350,000,000 principal amount of Subordinated Notes outstanding at all times throughout the term hereof. The proceeds of the BNY $200,000,000 Subordinated Notes Offering shall be used (i) to make an irrevocable deposit pursuant to the Escrow Arrangement on the Closing Date in an amount sufficient to redeem the NBD Subordinated Notes in full, and, within forty-five (45) days thereafter, shall be used to repay the NBD Subordinated Notes in full, (ii) to finance a portion of the Yorktown Acquisition, and (iii) to pay transaction costs incurred in connection with the BNY $200,000,000 Subordinated Notes Offering.

      7.15 Further Assurances. Promptly upon request by the Administrative Agent or the Majority Lenders, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

      8.01 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (collectively, "PERMITTED LIENS"):

            (a) (i) any Lien (other than a Lien on property constituting Collateral) existing on property of the Company or any Subsidiary on the Execution Date and set forth in SCHEDULE 8.01 securing Indebtedness outstanding on such date, and (ii) Liens on the Yorktown Assets described in SCHEDULE 8.01 owned by Giant Yorktown securing Giant Yorktown's obligations under the Yorktown Term Loan Agreement;

            (b) any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.07;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar non-consensual statutory Liens (including statutory liens in favor of mineral interest owners, securing only amounts due for the purchase price, state royalty and taxes in respect of product severed from a production unit in New Mexico in which such interest owner owns an interest) arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA and other than Liens on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens, easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances with respect to real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

            (g) Subject to the provisions of the Deposit Account Control Agreements, Liens (other than Liens on the Collateral) arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, (ii) the Company (or applicable Subsidiary) maintains (subject to such right of set off) dominion and control over such account(s), and (iii) such deposit account is not intended by the Company, any Guarantor or any Subsidiary to provide cash collateral to the depository institution;

            (h) Liens (other than Liens on the Collateral) on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property after the date hereof; provided that (i) any such Lien has attached prior to acquisition of such property or attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not exceed $1,000,000 in the aggregate at any time outstanding; and

            (i) Any Liens (other than Liens on the Collateral) not otherwise described in SUBSECTION 8.01(a) through (g) above, provided that the Indebtedness and other obligations secured by such Liens shall not at any time exceed $1,000,000 in the aggregate at any time outstanding.

      8.02 Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "DISPOSITIONS") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (c) Dispositions of assets by the Company or any Subsidiary to the Company or any Wholly-Owned Subsidiary (other than Giant Yorktown Holding Company and Giant Southwest Refining, LLC); and

            (d) Dispositions of assets not otherwise permitted hereunder which are made for fair market value, provided, that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition, and (ii) the aggregate book value of assets disposed of by the Company and its Subsidiaries in any fiscal year, beginning with fiscal year 2002, shall not exceed $5,000,000.

      8.03 Consolidations and Mergers. The Company shall not, and shall not permit any of its Material Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) the Company may merge with any Person, provided that the Company is the surviving Person;

            (b) any Subsidiary may merge with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary that is not a Wholly-Owned Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

            (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary (other than Giant Yorktown Holding Company and Giant Southwest Refining, LLC).

      8.04 Loans and Investments. The Company shall not purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

            (a) investments in Cash Equivalents;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or another of its Wholly-Owned Subsidiaries, and investments by the Company or any of its Subsidiaries in any Subsidiary that, prior to such investment, is a Wholly-Owned Subsidiary; and

            (d) extensions of credit described in SCHEDULE 8.04 through and including the maturity date thereof, but not any increases or renewals.

            (e) investments by the Company and its Subsidiaries not otherwise permitted in SUBSECTIONS 8.04(A) through (D), which do not exceed $1,000,000 in the aggregate at any time outstanding.

      8.05 Limitation on Indebtedness and Contingent Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Contingent Obligations, except:

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Other Indebtedness and Contingent Obligations described on
SCHEDULE 8.05;

            (c) Indebtedness of the Company under Subordinated Notes, not to exceed $350,000,000 in principal amount at any time outstanding, and Guaranty Obligations of Subsidiaries of the Company in respect thereto, provided that each such Subsidiary shall also be a Guarantor of the Obligations;

            (d) Indebtedness of Giant Yorktown under the Yorktown Term Loan, and Guaranty Obligations of the Company and its Subsidiaries who are Guarantors hereunder in respect of the

Yorktown Term Loan, in an aggregate principal amount not to exceed $40,000,000 at any time outstanding;

            (e) Obligations (contingent or otherwise) of the Company existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated, and not for purposes of speculation or taking a "market view"; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (f) Contingent Obligations consisting of endorsements for collections or deposit in the ordinary course or business;

            (g) obligations of the Company in respect of Margin Payments under the Yorktown Asset Purchase Agreement (as in effect on the effective date thereof); and

            (h) Indebtedness in respect of purchase money obligations within the limitations set forth in SECTION 8.01(H).

      8.06 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with or make any payment or transfer to any Affiliate of the Company, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

      8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      8.08  [Intentionally Blank]

      8.09 Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively "RESTRICTED PAYMENTS"); provided that immediately prior to and after giving effect to any of the following described payments, there exists no Default or Event of Default:

            (a) any Subsidiary may declare and make Restricted Payments to the Company or any Wholly-Owned Subsidiary; and

            (b) the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

      8.10 Subsidiary Dividends. The Company will not, and it will not permit any of its Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary or pay or repay any Indebtedness owed to the Company or any Subsidiary, (b) make loans or advances to the Company or (c) transfer any of its properties or assets to the Company or any Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien); provided, however, that the Company and its Subsidiaries may agree to restrictions on their ability to transfer and encumber assets pursuant to the Yorktown Term Loan Documents in effect on the date hereof.

      8.11 Subordinated Notes. The Company shall not, and shall not permit any Subsidiary to: (a) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Indentures, the Subordinated Notes or the guarantees executed in connection therewith, other than (i) any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon, (ii) ministerial amendments that do not affect the Lenders, including amendments pursuant to Sections 9.01(1) through 9.01(5) of the BNY $150,000,000 Indenture and the BNY $200,000,000 Indenture, and (iii) such other amendments and modifications acceptable to the Majority Lenders; or (b) make any payments to the holders of the Subordinated Notes or to any trustee acting under the Indentures which is prohibited by the Indentures or (c) make any prepayment of or redeem in whole or in part the Subordinated Notes.

      8.12 Minimum Consolidated Tangible Net Worth. From and after the Execution Date, the Company will maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (i) $99,110,000 plus (ii) 50% of Consolidated Net Income computed on a cumulative basis for the period beginning January 1, 2002 and ending on the date of determination (provided that no negative adjustment will be made in the event that Consolidated Net Income is a deficit figure for such period), plus (iii) 75% of the aggregate amount of the net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock after December 31, 2001.

      8.13 Minimum Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.10 to 1.00.

      8.14 Total Leverage Ratio. The Company shall not permit the Total Leverage Ratio at any time during each period set forth below to be greater than the ratio set forth below opposite such period:

                                          Maximum Total
                Period                    Leverage Ratio
                ------                    --------------
      Closing Date through 3/31/03         4.25 to 1.00
      4/1/03 through 3/31/04               4.00 to 1.00
      4/1/04 and thereafter                3.75 to 1.00


      8.15 Senior Leverage Ratio. The Company shall not permit the Senior Leverage Ratio at any time to be greater than 1.50 to 1.00.

      8.16 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount which could have a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 or ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

      8.17 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business.

      8.18 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      9.01 Event of Default. Any of the following shall constitute an "EVENT OF DEFAULT":

            (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any L/C Obligation or any interest, fee or other amount payable hereunder or under any other Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company (i) fails to perform or observe any term, covenant or agreement contained in SECTION 7.02(a), 7.02(f), 7.03(a), 7.06, 7.14, 8.12, 8.13, 8.14 or 8.15; or (ii) fails to perform or observe any term, covenant or agreement contained in ARTICLE VIII (which is not specified in the foregoing CLAUSE (c)(i)), and such default shall continue unremedied for a period of 15 days after the occurrence thereof; or

            (d) Other Defaults. The Company or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

            (e) Cross-Default.

            (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or any Specified Swap Contract (whatever the amount), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or any Specified Swap Contract (whatever the amount), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness, Specified Swap Contract or Contingent Obligation to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (C) any Indebtedness or Contingent Obligation of the Company or any Subsidiary in excess of $5,000,000, or any Specified Swap Contract (whatever the amount), shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations or Specified Swap Contracts; or

            (ii) An "Event of Default" shall occur under and as defined in the Yorktown Term Loan Agreement, or a "Loan Agreement Event of Default" shall occur under and as defined in the Yorktown Term Loan Agreement, or any other event shall occur or condition shall exist if the effect of such event or condition is to cause, or to permit the holders of obligations under any of the Yorktown Term Loan Documents to cause, any Indebtedness of Giant Yorktown, the Company, or any of its Subsidiaries under any of the Yorktown Term Loan Documents to become due prior to the stated maturity or stated due date thereof; or

            (iii) The Company (A) fails to make any Margin Payment under and as defined in the Yorktown Asset Purchase Agreement when due and such failure continues after the applicable grace or notice period, if any, specified in the Yorktown Asset Purchase Agreement; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist under the Yorktown Asset Purchase Agreement, if the effect of such failure, event or condition is to cause the Margin Payment, or any portion thereof, to be immediately due and payable prior to any scheduled payment date therefore or prior to its stated maturity (whether pursuant to SECTION 3(e)(iv) therein or otherwise); or

            (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary
(i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000 and such amount is not paid when due; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans is in an aggregate amount and could reasonably be expected to cause a Material Adverse Effect; or
(iii) the Company or any ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a multi-employer Plan in an aggregate amount in excess of $3,000,000;

            (i) Monetary Judgments. One or more final judgments, final orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j) Change of Control. There occurs any Change of Control; or

            (k) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

            (l)   Adverse Change.  There occurs a Material Adverse Effect; or

            (m) Guaranty Default. A Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at SUBSECTIONS (f) or (g) of this Section occurs with respect to such Guarantor; or

            (n) Invalidity of Subordination Provisions. The subordination provisions of any of the Indentures or Subordinated Notes are for any reason revoked or invalidated, the Trustee under either of the Indentures, any successor trustee thereto or any other Person contests in any material respect the validity or enforceability thereof, or the Indebtedness hereunder does not have the priority contemplated by this Agreement or the Indenture or such subordination provisions; or

            (o) Prepayment of Subordinated Notes. If the Company or any Subsidiary is required for any reason to prepay, redeem or purchase in whole or in part any of the Subordinated Notes prior to the scheduled maturity thereof; or

            (p) Collateral.

               (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

              (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

      9.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, do any or all of the following:

            (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and require that the Company deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations;

            (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company; and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in SUBSECTION
(f) or (g) of SECTION 9.01 (in the case of CLAUSE (i) of SUBSECTION (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and without further act of the Administrative Agent, the Issuing Bank or any Lender and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) shall automatically be due and payable and shall be delivered to the Administrative Agent to be held as cash collateral for the L/C Obligations and shall not be subject to or affected by any right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any beneficiary, the Issuing Bank, or any other Person for any reason whatsoever.

      9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

      10.01 Appointment and Authorization.

            (a) Each Lender hereby irrevocably (subject to SECTION 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this ARTICLE X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

            (c) Each Lender hereby authorizes the Administrative Agent to execute the Yorktown Intercreditor Agreement on behalf of the Lenders.

      10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      10.04 Reliance by Administrative Agent.

            (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in SECTION 5.01, each Lender that has made available to the Administrative Agent its Pro Rata Share of the initial Credit Extension or subsequent Credit Extension, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender as a condition precedent to such initial Credit Extension or subsequent Credit Extension, as applicable.

      10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to SUBSECTION 10.04(a), the Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with ARTICLE IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken,


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
including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      10.07 Indemnification; Certain Depository Bank Matters. (a) Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and expenses incurred in connection with field audits and inventory valuations) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the Commitments, the repayment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

            (b) The Lenders agree to indemnify upon demand: (i) each Depository Bank (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) and hold it harmless from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of such Depository Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any such claims, by any person or entity arising out of, or otherwise related to any instructions given by the Administrative Agent to the Depository Bank in connection with the Deposit Account Control Agreement to which such Depository Bank is a party;

            (c) In the event that a Depository Bank transfers funds to the Administrative Agent from a deposit account held by such Depository Bank pursuant to a Control Notice and thereafter items deposited into such deposit account are dishonored, the Company shall reimburse such Depository Bank as provided in the applicable Deposit Account Control Agreement in the event the Company fails to do so, to the extent funds on account of such item have been transferred to the Lenders, the Lenders agree to reimburse the Depository Bank promptly (by transfer to the Administrative Agent), provided that the Depository Bank submits a claim for such reimbursement within the time period required by the Deposit Account Control Agreement to which it is a party.

            (d) The Lenders agree to indemnify each Depository Bank and hold each such Depository Bank harmless from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of such Depository Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any such claim, by any person or entity arising out of, or otherwise related to any instructions given by the Administrative Agent to the Depository Bank in connection with the Deposit Account Control Agreement (whether pursuant to a Control Notice or otherwise). The indemnification set forth in this SECTION 10.07(d) shall survive termination of this Agreement and each Deposit Account Control Agreement.

      10.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent.

      10.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, for so long as Bank of America is the Issuing Bank, then Bank of America may not be removed as the Administrative Agent at the request of the Majority Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

      10.10 Foreign Lenders. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      10.11 Collateral Matters.

            (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in SUBSECTION 11.01(f). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SUBSECTION 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this SECTION 10.11.

            (c) Upon the occurrence and continuance of an Event of Default, Lenders agree to promptly confer in order that Majority Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Majority Lenders. All rights of action under the Loan Documents and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of each Lender.

            (d) The Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to the Administrative Agent in this SECTION 10.11 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent any act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

            (e) To the extent any Lender or any Affiliate of a Lender is a party to a Specified Swap Agreement in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this ARTICLE X.

      10.12 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

            (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit and inventory valuation report (each a "REPORT" and collectively, the "REPORTS") prepared by or on behalf of the Administrative Agent;

            (b) expressly agrees and acknowledges that neither the Administrative Agent nor any of its Affiliates (i) make any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the party performing any audit or examination will inspect only specific information regarding the Company and its Subsidiaries and will rely significantly upon the books and records of the Company and its Subsidiaries related thereto, as well as on representations of personnel of the Company and its Subsidiaries;

            (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent, Bank of America Business Credit, any Agent-Related Person and any Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Company, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Company; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, any Agent-Related Person and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Administrative Agent, any Agent-Related Person and any Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each Lender directly affected thereby and the Company and acknowledged by the Administrative Agent, do any of the following:

            (a) increase or extend the Commitment of such Lender (or reinstate any Commitment of such Lender terminated pursuant to SECTION 9.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to such Lender hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to CLAUSE (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

            (e) change the Pro Rata Share of any Lender; or

            (f) amend this Section, or SECTION 2.13 or any provision herein providing for consent or other action by all Lenders; or

            (g) discharge any Guarantor, or, except as otherwise provided in
SECTION 10.11(b), release any material portion of the Collateral, except as otherwise may be provided in the Collateral Documents or except where the consent of the Majority Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

      11.02 Notices.

            (a) General. All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient and (ii) shall be followed by delivery within one (1) Business Day of a hard copy original thereof) and mailed, faxed or delivered, (x) if to the Company or the Administrative Agent, to the address or facsimile number specified for notices on SCHEDULE 11.02, and
(y) if to any Lender, to the address for notices specified in the Administrative Questionnaire furnished by such Lender to the Administrative Agent in connection with this Agreement; or, in the case of the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and
(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Bank pursuant to ARTICLE II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance herewith, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

            (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

            (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      11.04 Costs and Expenses.  The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent, and the Issuing Bank within five Business Days after demand (subject to SUBSECTION 5.01(e)) for all reasonable costs and expenses incurred by the Administrative Agent and the Issuing Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Administrative Agent and the Issuing Bank with respect thereto and including expenses in connection with field audits and inventory valuations; and

            (b) pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by each of them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      11.05 Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs and costs of settlements of any such liabilities, obligations, losses, damages, penalties, actions, judgments or suits) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof (excluding, however, any action arising solely among the Lenders in their capacities as Lenders), whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) (i) The Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all Environmental Claims and Environmental Damages imposed on or asserted against an Indemnified Person or any properties of the Company, and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs, the allocated cost of internal environmental audit or review services, and costs of settlements of any such liabilities, obligations, losses, damages, penalties, actions, judgments or suits), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any breach of any covenant by or the inaccuracy of any representation or warranty made by, the Company or any other Loan Party under this Agreement or any other Loan Document. No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Lender.

            (ii) In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or any Lender) be deemed a representation or warranty that Hazardous Substances are or are not present in, on, or under, any site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Substances or any other adverse condition affecting any site or property. Neither the Administrative Agent nor any Lender shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender. Indemnified Parties hereby reserve the right, and the Company hereby expressly authorizes any Indemnified Party, to make available to any party (including any governmental agency or authority) any and all reports, whether prepared by any Indemnified Party or prepared by the Company and provided to any Indemnified Party (collectively, "ENVIRONMENTAL REPORTS") that any Indemnified Party may have with respect to the property owned or used by the Company or any of its Subsidiaries, to the extent required in accordance with any Requirement of Law or by any Governmental Authority.

            (c) THE INDEMNIFICATION OBLIGATIONS OF THE COMPANY CONTAINED IN THIS AGREEMENT SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF THE STRICT LIABILITY OF ANY INDEMNIFIED PARTY OR ANY INDEMNIFIED PARTIES' NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY ONE OR MORE OF THEM. The agreements in this SECTION 11.05 shall survive payment of all other Obligations.

      11.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

      11.07 Successors and Assigns; Assignments, Participations, etc. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of PARAGRAPH (b) of this Section, (ii) by way of participation in accordance with the provisions of PARAGRAPH (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of PARAGRAPH
(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in PARAGRAPH (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the Loans at the time owing to it and the L/C Obligations, or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, and L/C Obligations (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Administrative Agent consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan, the Commitment or the L/C Obligations assigned; (iii) any assignment of a Lender's Commitment must be approved by the Administrative Agent and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to PARAGRAPH (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 4.01, 4.02, 4.03, 4.04 and 4.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with PARAGRAPH (d) of this Section.

            (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in listed on SCHEDULE
11.02 hereto a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it and L/C Obligation); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to PARAGRAPH (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of SECTIONS 4.01, 4.03, 4.04 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to PARAGRAPH (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.09 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under SECTIONS 4.01, 4.03 and 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with SECTION
10.10 as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            11.08 Confidentiality. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any of its Subsidiaries, or by the Administrative Agent on such Company's or Subsidiary's behalf, under or in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Eligible Assignee, actual or potential, provided that such Affiliate, Participant or Eligible Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank; and (I) to any nationally recognized rating agency or similar organization that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates.

      11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      11.10 Interest. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Lenders or any other person to the Company or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to the Company, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

      11.11 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, the Company agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan to the Company, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this SECTION 11.11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations, and no payments may be made in respect of such rights of indemnity, contribution or subrogation until all the Obligations have been paid in full, all Commitments have expired and all Letters of Credit have expired. No failure on the part of the Company to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligation of such Guarantor under each such Guaranty in accordance therewith.

      11.12 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Bank, Bank of America or the Arranger under the Loan Documents, the

Company hereby irrevocably authorizes Bank of America, after giving reasonable prior notice to the Company, to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      11.13 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

      11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      11.16 No Third Parties Benefitted. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      11.17 GOVERNING LAW.

            (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR

PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 11.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011 (THE "NEW YORK PROCESS AGENT") AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.

      11.18 CERTAIN WAIVERS.

            (a) WAIVER OF JURY TRIAL. THE COMPANY, EACH OTHER LOAN PARTY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            (b) WAIVER OF CERTAIN DAMAGES. THE COMPANY AND EACH OTHER LOAN PARTY EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION OF THE TYPE DESCRIBED IN SECTION 11.18(a), ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

      11.19 Assignment. Those Lenders who are parties to the Existing Credit Agreement hereby assign to the Lenders who are signatories hereto the indebtedness owed to them under the Existing Credit Agreement in such amounts so that on the effective date of this Agreement all Lenders who are signatories hereto have Commitments and hold Loans in the Pro Rata Shares that are set forth on SCHEDULE 2.01 hereto.

      11.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                   [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       GIANT INDUSTRIES, INC.



                                       By      /s/ Gary R. Dalke
                                          ------------------------------------
                                       Name:   Gary R. Dalke
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent, as Letter of Credit Issuing Bank
                                       and as a Lender



                                       By  /s/ Claire M. Liu
                                           -----------------------------------
                                           Claire M. Liu
                                           Managing Director



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       BANK OF SCOTLAND



                                       By      /s/ Joseph Fratus
                                           -----------------------------------
                                       Name:   Joseph Fratus
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       BNP PARIBAS



                                       By      /s/ Mark A. Cox
                                           -----------------------------------
                                       Name:   Mark A. Cox
                                            ----------------------------------
                                       Title:  Director
                                             ---------------------------------



                                       By      /s/Greg Smothers
                                           -----------------------------------
                                       Name:   Greg Smothers
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       FLEET NATIONAL BANK



                                       By      /s/ Allison I. Rossi
                                           -----------------------------------
                                       Name:   Allison I. Rossi
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       HIBERNIA NATIONAL BANK



                                       By      /s/ Nancy G. Moragas
                                           -----------------------------------
                                       Name:   Nancy G. Moragas
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       RZB FINANCE LLC
                                       as a Lender


                                       By      /s/ Pearl Geffers
                                           -----------------------------------
                                       Name:   Pearl Geffers
                                            ----------------------------------
                                       Title:  First Vice President
                                             ---------------------------------


                                       By      /s/ John A. Valiska
                                           -----------------------------------
                                       Name:   John A. Valiska
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                       WELLS FARGO BANK, N.A.



                                       By      /s/ Art Krasny
                                           -----------------------------------
                                       Name:   Art Krasny
                                            ----------------------------------
                                       Title:  Relationship Manager
                                             ---------------------------------



           [THIS IS A SIGNATURE PAGE TO THE GIANT INDUSTRIES, INC.
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                  SCHEDULE 1.01

                       PREFERRED ELIGIBLE ACCOUNT OBLIGORS



              BP, P.L.C.
              Chevron Texaco Corporation
              Conoco, Inc.
              ExxonMobil Corporation
              Shell Transport & Trading Company, P.L.C.
              Texaco Trading & Transportation, Inc.

                                SCHEDULE 1.01(A)

                  SCHEDULED ADJUSTMENTS TO CONSOLIDATED EBITDA


      Consolidated EBITDA for the five (5) fiscal quarters ended on the dates set forth below shall be adjusted as follows on a pro forma basis to take into account the Yorktown Acquisition.

            Fiscal Quarter Ending:   Proforma Adjustment to Consolidated EBITDA
            ----------------------   ------------------------------------------
            March 31, 2002                        $45,900,000
            June 30, 2002                         $37,900,000
            September 30, 2002                    $24,600,000
            December 31, 2002                     $15,800,000
            March 31, 2003                        $ 8,000,000

                                  SCHEDULE 2.01

                                   COMMITMENTS


       BANK                          COMMITMENT             PRO RATA SHARE
Bank of America, N.A.              $ 20,000,000                   20.0%
BNP Paribas                        $ 20,000,000                   20.0%
Fleet National Bank                $ 20,000,000                   20.0%
Bank of Scotland                   $ 10,000,000                   10.0%
Hibernia National Bank             $ 10,000,000                   10.0%
RZB Finance LLC                    $ 10,000,000                   10.0%
Wells Fargo Bank, N.A.             $ 10,000,000                   10.0%

Total                              $100,000,000                  100.0%

                                  SCHEDULE 2.02

                                  PRICING CHART


                        (Expressed in percent per annum)


================================================================================================
                                                                        LETTER OF
                                                                       CREDIT RISK
                                                  LIBOR    BASE RATE  PARTICIPATION  COMMITMENT
 LEVEL   TOTAL LEVERAGE RATIO                    MARGIN      MARGIN        FEE           FEE
------------------------------------------------------------------------------------------------
   I     Less than or equal to 2.50               2.25%      1.25%        2.25%        0.50%

------------------------------------------------------------------------------------------------

  II          Greater than 2.50,                  2.50%      1.50%        2.50%        0.50%
        but less than or equal to 3.50

------------------------------------------------------------------------------------------------

  III      Greater than 3.50                      2.75%      1.75%        2.75%        0.50%
================================================================================================

Each adjustment of the Applicable Margins, the Risk Participation Fee and the Commitment Fee shall be made by the Administrative Agent and shall be effective as of the earlier of (a) the date upon which the Company delivers a Compliance Certificate to the Administrative Agent pursuant to SECTION 7.02(b) reflecting a changed pricing level (accompanied and supported by the financial statements with respect to which such Compliance Certificate is required to be delivered) and (b) the date upon which the Company is required by SECTION 7.02(b) to deliver such Compliance Certificate; provided, however, that, if a Compliance Certificate is not delivered by the date required in SECTION 7.02(b), then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required until such Compliance Certificate is delivered, the Applicable Margins, the Risk Participation Fee and the Commitment Fee shall be those indicated for Level III, and from and after the date such Compliance Certificate is thereafter received, the Applicable Margins, the Risk Participation Fee and the Commitment Fee shall be as determined from such Compliance Certificate. Notwithstanding any provision of the foregoing to the contrary, the Applicable Margins, the Risk Participation Fee and the Commitment Fee shall be those indicated for Level III for the period commencing on the Closing Date and continuing through the date upon which the Company delivers a Compliance Certificate to the Administrative Agent pursuant to SECTION 7.02(b) reflecting a changed pricing level (accompanied and supported by the financial statements with respect to which such Compliance Certificate is required to be delivered), but in any event not earlier than the date upon which the Company delivers the Compliance Certificate for the fiscal quarter ended June 30, 2002.

                                  SCHEDULE 3.03

                           EXISTING LETTERS OF CREDIT



                                                  OUTSTANDING
                                 L/C NO.             AMOUNT
                                 -------             ------

                                                       US
No.                    Beneficiary                    Amount           Iss.        Exp.         Cur.
T00000000221969        CITY OF GALLUP, NM        $    6,600.00       8/23/99      6/23/02       USD
T00000000222564        STATE OF NEW MEXICO       $  400,000.00       8/23/99      5/04/02       USD
T00000007354858        STATE OF NEW MEXICO       $  776,840.00       8/23/99      6/01/02       USD
T00000000225605        CITY OF SANTA FE, NM      $   85,000.00       8/23/99     10/17/02       USD
T00000007400537        CITY OF SANTA FE, NM      $   79,582.05       8/23/99     10/25/02       USD
T00000007405118        NATIONAL UNION FIRE       $1,780,936.00       3/20/01     11/01/02       USD

T00000003006785        COMMERCIAL FUELING        $   10,000.00      10/10/01      9/15/02       USD
                       NETWORK
T00000007408524        LIBERTY MUTUAL INS.       $  147,500.00      12/28/01     11/02/02       USD

                               Total:            $3,286,458.05
                                                 =============

                                  SCHEDULE 5.01

                            POST-CLOSING REQUIREMENTS

            Compliance Item                        Date for Compliance(1)
            ---------------                        ----------------------
1. Deposit Account Control Agreements of
any depository bank other than Bank of
America, N.A.

2. Investment Account Control Agreements

3. Such consents, estoppels,
subordination agreements and other
documents and instruments executed by
landlords and other Persons party to
material contracts relating to any
Collateral as to which the
Administrative Agent shall be granted a
Lien for the benefit of the Lenders

4. Such other items as the
Administrative Agent may determine


(1) Date for compliance to be specified by the Administrative Agent, but no longer than 90 days after the Closing Date

                                  SCHEDULE 6.11

                             UNDISCLOSED LIABILITIES

                                      NONE

                                  SCHEDULE 6.16

                       SUBSIDIARIES AND MINORITY INTERESTS


(a)   Subsidiaries

The following is a wholly-owned Subsidiary of the Company:

            Giant Industries Arizona, Inc., an Arizona corporation

The following are wholly-owned Subsidiaries of Giant Industries Arizona, Inc.:

            Ciniza Production Company, a New Mexico corporation
            San Juan Refining Company, a New Mexico corporation
            Giant Four Corners, Inc., an Arizona corporation
            Phoenix Fuel Co., Inc., an Arizona corporation
            De Guelle Oil Company, a Colorado corporation
            Giant Mid-Continent, Inc., an Arizona corporation
            Giant Stop-N-Go of New Mexico, a New Mexico corporation
            Giant Pipeline Company, a New Mexico corporation
            Giant Southwest Refining LLC, an Arizona limited liability company Giant Yorktown, Inc., a Delaware corporation
            Giant Yorktown Holding Company

The following is a Subsidiary of Giant Four Corners, Inc.:

            Navajo Convenient Stores Co., LLC, a New Mexico limited liability company

            - 66-2/3% owned by Giant Four Corners, Inc., remaining interest owned by Navajo Convenient Stores Employee Trust

(b)   Equity Investments

            None

                                  SCHEDULE 8.01

                                 PERMITTED LIENS



1.    Liens Securing the Yorktown Term Loan ("Yorktown Term Loan Collateral"):

ALL RIGHT, TITLE AND INTEREST OF GIANT YORKTOWN, INC., AS GRANTOR ("GRANTOR"), HOWEVER ARISING AND WHETHER NOW EXISTING OR HEREAFTER ACQUIRED OR ARISING, IN AND TO THE FOLLOWING:

            (A) the Site and the Facility and all buildings, structures and other improvements now or in the future located on the Site (the "Improvements"), (the Site and Improvements, together with Appurtenant Rights, Fixtures and Related Equipment (as such terms are defined below) relating thereto being collectively referred to as the "Property");

            (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Property or any part thereof;

            (C) all of the fixtures of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently or subsequently attached to the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures");

            (D) all substitutes and replacements of, and all additions and improvements to, the Property and the Fixtures, subsequently acquired or constructed, assembled or placed on the Site, immediately upon such acquisition, construction, assembling or placement, including any and all building materials whether stored at the Property or offsite, and, in each such case, without any further conveyance, mortgage, assignment or other act by Grantor;

            (E) all equipment constituting part of the Facility and all equipment located on the Site, and all appurtenances and additions to the Property and substitutions or replacements to the Property (together with, in each case, attachments, components, parts and accessories) now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property (all of the foregoing in this paragraph (E) being referred to collectively as the "Related Equipment");

            (F) all equipment records;

            (G) all insurance policies (including title insurance policies, to the extent assignable) required to be maintained pursuant to any Yorktown Term Loan Document, including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein and, to the extent nor otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing;

            (H) (i) all consents, licenses, permits, certificates of occupancy and other governmental approvals relating to construction, completion, ownership, occupancy, use, maintenance or operation of the Property or any part thereof and (ii) all plans and specifications relating to the Property;

            (I) all rents, payments, purchase prices, receipts, revenues, issues and profits payable pursuant to any lease or sublease or occupancy agreement, including any guaranties relating thereto, with respect to the Property;

            (J) all intangible property used in connection with the Property, including without limitation, all contract rights, guarantees, licenses, permits, registrations and warranties relating solely to the ownership or maintenance of the Property; and all of the Grantor's right, title and interest in and to all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive the same, which may be made as a result of casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value thereof, and any rights to a rebate, offset or other assignment, warranty or service under a purchase order, invoice or purchase agreement with any manufacturer or supplier of any portion of the foregoing, provided, however, that the foregoing shall exclude any and all contracts and contract rights relating to the supply of inventory (including without limitation all (A) crude oil, natural gas and natural gas liquids, other hydrocarbons and ethanol (together, "Feedstocks"), (B) Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naptha (together, "Intermediate Products") and (C) gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products (together, "Refined Products")) to the Property and any and all contracts and contract rights relating to the sale of inventory (including without limitation all Feedstocks, Intermediate Products and Refined Products) processed, refined or blended at the Property;

            (K) all tenements, hereditaments, appurtenances, privileges, options to purchase or lease all or any part of the Property or any interest therein (and any greater estate in the Property now owned or hereafter acquired pursuant thereto), and all other rights and interests now or in the future benefiting or otherwise relating to the Property, including easements, rights-of-way, sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property, development rights, mineral rights, water rights and water stock (collectively, "Appurtenant Rights"); and

            (M) all accessions, rents, issues, profits, returns, income and proceeds, both cash and noncash, of the foregoing.


As used in this SCHEDULE 8.01, the term "Facility" means that certain refinery located in Yorktown, Virginia and described in the Yorktown Term Loan Documents, together with all improvements, fixtures, equipment, appurtenant rights and attachments thereto now or hereafter located thereon, related or attached thereto; the term "Property" means, collectively, the Facility and the Site; and the term "Site" means the land and other rights described in the Yorktown Term Loan Documents.

Notwithstanding any provision of the foregoing to the contrary, the Yorktown Term Loan Collateral does not include or consist of, to any extent, any inventory or accounts or proceeds of inventory or accounts (as such terms are defined in the Uniform Commercial Code as now or hereafter in effect in the State of New York) of the Grantor (collectively, the "Excluded Collateral"), whether or not located on, related to or arising out of the use or operation of the Property.

2. Liens securing capitalized service station lease obligations of Giant Four Corners, Inc., presently in the aggregate amount of $6,702,831.72, to Thriftway Marketing Corp.

                                  SCHEDULE 8.04

                         PERMITTED LOANS AND INVESTMENTS


1.    $5,000,000 loan by Giant Industries, Inc. to James E. Acridge due March,
      2003.

                                  SCHEDULE 8.05

                         CERTAIN PERMITTED INDEBTEDNESS


1.    The Company and Giant Arizona:


DESCRIPTION                               BALANCE
Miscellaneous                             $ 500,000 (estimate)

TOTAL                                     $ 500,000
                                          =========


2.    Phoenix:

DESCRIPTION                               BALANCE
David G. & Judith G. Scott                $ 63,740.77
Note

Chrysler Credit Corporation               $  6,869.29
Capital Lease

Naumann Hobbs                             $  8,225.82
                                          -----------
Capital Lease

                                          $ 78,835.88
                                          ===========

3. Obligations of Giant Four Corners, Inc. under the Master Lease and Option Agreement executed pursuant to, and in the form attached as Exhibit B to, the Definitive Agreement dated April 18, 1997 by and between Giant Four Corners, Inc. as "Buyer" and Thriftway Marketing Corp. and Clayton Investment Company, collectively as "Seller," and the Associated Purchase and Sale Agreements to such Definitive Agreement, not to exceed $6,702,831.72 in the aggregate, such obligations to be guaranteed by Giant Arizona.

4. The Company is Issuer of, and the Subsidiaries that are Guarantors hereunder are Guarantors of, the $150,000,000 9% Senior Subordinated Notes Due 2007, pursuant to Indenture dated as of August 26, 1997.

5. The Company is Issuer of, and the Subsidiaries that are Guarantors hereunder are Guarantors of, the $200,000,000 11% Senior Subordinated Notes Due 2012, pursuant to Indenture dated as of May 14, 2002.

6. The Company is Issuer of, and the Subsidiaries that are Guarantors hereunder are Guarantors of, the $100,000,000 9 -3/4% Senior Subordinated Notes due 2003, pursuant to Indenture dated November 29, 1993. The Company has irrevocably deposited sufficient funds to repay such Indebtedness.

                                 SCHEDULE 11.02

             ADDRESSES FOR NOTICES TO BORROWER, GUARANTORS AND AGENT


GIANT INDUSTRIES, INC.

Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893


GUARANTORS

[NAME OF GUARANTOR]
c/o Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893


BANK OF AMERICA, N.A.,
  as Administrative Agent

Administrative Agent's Payment office:

Bank of America
ABA No.:  111000012
Acct. No.:  1292000883
Ref:  Giant Industries, Inc.

Bank of America, N.A.
901 Main Street
Dallas, Texas  75282--3714
Attention:  Ben Cosgrove
Telephone:  (214) 290-9254
Facsimile:  (214) 290-9439

BANK OF AMERICA, N.A.,
as Issuing Bank

Address for Notices:

231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Riyaz Kaka
Telephone:  (312) 923-5924
Facsimile:   (312) 987-6828

With a copy to:

Bank of America, N.A.
Three Allen Center
333 Clay Street, Suite 4550
Attention:  Claire Liu/Pamela Rodgers
Houston, Texas 77002-4103
Telephone:  (713) 651-4855
Facsimile:   (713) 651-4841